PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 28, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☑

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC

CCUR HOLDINGS, INC.

CIDM II, LLC

JULIAN D. SINGER

DAVID S. OROS

SHELLY C. LOMBARD

MATTHEW STECKER

IGOR VOLSHTEYN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 28, 2022

JDS1, LLC

2200 Fletcher Avenue, Suite 501

Fort Lee, New Jersey 07024

May [●], 2022

Dear Fellow Catalyst Biosciences, Inc. Stockholder:

JDS1, LLC, CCUR Holdings, Inc., CIDM II, LLC, Julian D. Singer, and David S. Oros (collectively, the “JDS1 Group” or “we”) are the beneficial owners of an aggregate of 1,651,132 shares of common stock, par value $0.001 per share (the “Common Stock”), of Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst” or the “Company”), representing approximately 5.25% of the outstanding shares of Common Stock.

For the reasons set forth in the attached Proxy Statement, including the precipitous decline in the per share price of the Common Stock over the past year (nearly 90% over the past 12 months as of the date of this Proxy Statement) and, due to the prolonged period that the Common Stock has traded below $1.00 per share, the resulting possibility that the Common Stock could be delisted from the Nasdaq Stock Market, we believe there is an urgent need for meaningful changes to the composition of the Board of Directors of the Company (the “Board”). We are seeking your support for the election of our three (3) nominees as Class I directors at the annual meeting of stockholders scheduled to be held at [●], on June 8, 2022 at [_:__ _.m., local time] (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). We are seeking representation on the Board because we believe that the Board is in critical need of being refreshed with three new directors, who will bring a sense of urgency, together with fresh insights and perspectives, to restoring investor confidence and finding a path forward to reverse the value destruction that has occurred on the watch of the incumbent Board, including helping the Board to explore and evaluate opportunities to unlock stockholder value. The individuals we have nominated are highly qualified, extremely capable, ready to serve the best interests of all the Company’s stockholders and committed to fully exploring all opportunities to stop and reverse the precipitous decline in the Company’s stock price. Each of our three nominees would also bring to the Board extensive experience in overseeing complex M&A processes. The huge destruction of value that the Company’s stockholders have suffered over the past year also indicates to us the need for the Board, including the Company’s President and CEO who serves as a non-independent member of the Board, to be made more accountable to the Company’s stockholders. Accordingly, we are also seeking your support at the Annual Meeting for the approval of a non-binding proposal requesting the Board to take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually (the “Declassification Proposal”). We believe that if the Board was to be declassified, such that each director was required to stand for election annually, the Board, including the Company’s President and CEO, would be made more accountable to stockholders and would be more closely focused on preventing and/or mitigating the kind of value destruction that has occurred at the Company over the past year.

The Company has a classified Board, which is currently divided into three (3) classes. The terms of three (3) Class I directors expire at the Annual Meeting. Through the attached Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies for the election of our three (3) nominees and for the approval of the Declassification Proposal. The enclosed GOLD proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the

Company. Stockholders should refer to the Company’s proxy statement, when available, for the names, backgrounds, qualifications, and other information concerning the Company’s nominees. There is no assurance that any of the Company’s nominees will serve as directors if all or some of our nominees are elected. If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement any actions that they may believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May [●], 2022.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating, and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Kingsdale Advisors, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Julian D. Singer

Julian D. Singer

JDS1, LLC

 If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JDS1’s proxy materials, please contact Kingsdale Advisors, our proxy solicitation firm, using the contact information provided below.

745 Fifth Avenue, 5th Floor

New York, NY 10151

North American Toll-Free Phone:

1-888-302-5677

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 1-416-867-2272

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 28, 2022

ANNUAL MEETING OF STOCKHOLDERS
OF
CATALYST BIOSCIENCES, INC.
_________________________

PROXY STATEMENT
OF
JDS1, LLC

_________________________

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

JDS1, LLC (“JDS1”), CCUR Holdings, Inc. (“CCUR”), CIDM II, LLC (“CIDM II”), Julian D. Singer, and David S. Oros (collectively, the “JDS1 Group” or “we”) are significant stockholders of Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst” or the “Company”), who beneficially own an aggregate of 1,651,132 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, representing approximately 5.25% of the outstanding shares of Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be meaningfully refreshed to ensure that the Board moves quickly to take the steps necessary to reverse the value destruction that has occurred over the past year on the watch of the incumbent Board (nearly 90% over the past 12 months as of the date of this Proxy Statement). The individuals we have nominated are highly qualified, extremely capable, ready to serve the best interests of all the Company’s stockholders, and committed to fully exploring all opportunities to stop and reverse the precipitous decline in the Company’s stock price. Our nominees would also bring to the Board extensive experience in overseeing complex M&A processes which we believe would be extremely helpful to the Board as it continues to explore and evaluate opportunities to unlock stockholder value. Accordingly, we are seeking your support at the annual meeting of stockholders scheduled to be held at [●], on June 8, 2022 at [_:__ _.m., local time] (including any adjournments, postponements, reschedulings, or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect JDS1’s three (3) director nominees, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (each a “Nominee” and collectively, the “Nominees”), to the Board as Class I directors to serve for the ensuing three years expiring at the 2025 annual meeting of stockholders or until such person’s successor is duly elected and qualified or until such person’s earlier death, resignation, disqualification, or removal;
2.	To vote on the Company’s proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
3.	To vote on the Company’s proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.	To approve JDS1’s non-binding proposal to request that the Board take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually, with such declassification of the Board done in the most expeditious manner available under the Delaware General Corporation Law (the “Declassification Proposal”); and

5.	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May [●], 2022.

As of the date hereof, the JDS1 Group and the Nominees, the participants in this solicitation, collectively own 1,651,132 shares of Common Stock (the “JDS1 Group Shares”). We intend to vote such shares FOR the election of the Nominees, FOR the Declassification Proposal, [FOR / AGAINST] approval of the advisory vote on the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as described herein.

The Company has fixed the close of business, on April 19, 2022, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 611 Gateway Boulevard, Suite 710, South San Francisco, California 94080. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. [According to the Company’s proxy statement for the Annual Meeting,] as of the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

THIS SOLICITATION IS BEING MADE BY JDS1 AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH JDS1 IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

JDS1 URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES AND THE APPROVAL OF THE DECLASSIFICATION PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.[_____________________].com

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. JDS1 urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with JDS1’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign, and date the enclosed GOLD proxy card and return it to JDS1, c/o Kingsdale Advisors, our proxy solicitation firm (“Kingsdale”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee, or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three (3) Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

 If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JDS1’s proxy materials, please contact Kingsdale Advisors, our proxy solicitation firm, using the contact information provided below.

745 Fifth Avenue, 5th Floor

New York, NY 10151

North American Toll-Free Phone:

1-888-302-5677

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 1-416-867-2272

BACKGROUND TO THE SOLICITATION

The following is a chronology of the material events leading up to this proxy solicitation:

•	In February 2018, JDS1 first began building a position in the Company and acquiring Common Stock due to its belief that the Company had strong potential for success as a clinical-stage biopharmaceutical company, having noted the Company’s success in certain clinical trials.
•	On July 22, 2019, JDS1 delivered a letter to the Board expressing its concerns with the Company’s precipitous loss in stock market value and prolonged share price underperformance relative to the S&P 500 and Dow Jones Industrial Average. In its letter, JDS1 urged the Board to act to restore investor confidence and maximize stockholder value, including by adding two highly qualified shareholder representatives to the Board in place of the legacy, long-tenured directors who were added to the Board in connection with the Company’s August 2015 reverse merger with Targacept, Inc, adopting best practices for corporate governance, and retaining an investment bank to serve as an independent adviser to evaluate potential strategic alternatives. JDS1 noted its concerns with several of the Company’s corporate governance practices, including, among others, (i) the classified structure of the Board, (ii) a plurality voting standard in electing directors with no director resignation policy, and (iii) a supermajority voting requirement to amend the Company’s governing documents, which requirement is applicable to certain provisions thereof including those that limit stockholders’ rights. To illustrate JDS1’s belief that the Board is apparently disconnected from stockholders and, accordingly, not aligned with the economic interests of the Company’s stockholders, JDS1 also noted the relatively small amount of Common Stock owned by the members of the Board and questioned how investors could be assured that a shareholder-friendly mindset is truly present in the boardroom when the percentage of total outstanding shares of the Common Stock held by each director was below 1% (excluding stock options that are vested and exercisable within sixty days).
•	On July 23, 2019, JDS1, Mr. Singer, CCUR, Mr. Oros, and Wayne Barr, Jr. filed an initial Schedule 13D with the U.S. Securities and Exchange Commission (the “SEC”) disclosing beneficial ownership of approximately 7% of the outstanding shares of Common Stock. The Schedule 13D also disclosed the letter that JDS1 had sent to the Board on July 22, 2019.
•	On January 13, 2020, JDS1, Mr. Singer, CCUR, Mr. Oros, and Wayne Barr, Jr., entered into a Cooperation Agreement with the Company pursuant to which the Board appointed Sharon Tetlow and Dr. Geoffrey Ling as directors of the Company, effective January 15, 2020.
•	On June 15, 2020, the Company disclosed that it had appointed Clinton Musil as its new Chief Financial Officer, effective July 1, 2020.
•	On April 27, 2021, the Company filed with the SEC its proxy statement in connection with its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). In its proxy statement, the Company disclosed that, effective immediately prior to the 2021 Annual Meeting, Dr. Nassim Usman, Ph.D., the Company’s President, and Chief Executive Officer, was reclassified from a Class III director with a term expiring at the 2021 Annual Meeting to a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Accordingly, Dr. Usman was able to avoid standing for re-election at the 2021 Annual Meeting.
•	On July 14, 2021, the Company publicly disclosed that Howard Levy, M.B.B.Ch., Ph.D., M.M.M. was retiring from his position as the Company’s Chief Medical Officer, effective as of August 15, 2021.

•	On October 13, 2021, the Company publicly disclosed that Mr. Musil had resigned his position as Chief Financial Officer for personal reasons, effective as of October 29, 2021. Mr. Musil’s resignation comes approximately 16 months after the Company had announced his appointment. The Company also publicly disclosed that Seline Miller, the Company’s Controller, was promoted to Senior Vice President, Finance and would serve as the Company’s interim Chief Financial Officer and interim Principal Accounting Officer.
•	Also on October 13, 2021, less than three months after Dr. Levy had “retired” as the Company’s Chief Medical Officer, Ampio Pharmaceuticals Inc., a publicly traded, NYSE-listed biopharmaceutical company, publicly announced that it had appointed Dr. Levy as its Chief Medical Officer.
•	On October 15, 2021, the Company filed a prospectus supplement with the SEC in connection with its plans to issue more equity in an “at the market offering,” and noted that it may offer and sell shares of Common Stock having an aggregate offering price of up to $50,000,000 from time to time. The Company also noted in the prospectus supplement that one of the risks of its stock offering was that sales of a significant number of shares of the Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of the Common Stock. The closing price per for the Common Stock that day was $4.00 per share and, since such time, the Common Stock has not only never closed at or above $4.00 per share, but, more concerning, the Common Stock has since lost approximately 87% of its value.
•	On October 26, 2021, JDS1, Mr. Singer, CCUR, and Mr. Oros filed an amendment to their Schedule 13D. In their Schedule 13D amendment, JDS1 and the other reporting persons indicated that they believed that the Company’s continual stock issuances had led to a sharp decline in the Company’s stock price and called for the Company to immediately cease future stock issuances. JDS1 and the other reporting persons again expressed their concerns with the Company’s corporate governance practices and called for the Company to eliminate the classified structure of the Board. JDS1 and the other reporting persons also called for the Company to engage an independent financial advisor to explore strategic alternatives, including a sale of the Company or its assets, and asked for the Board’s Chairman, Augustine Lawlor, to step down as Chairman.
•	On December 2, 2021, Mr. Singer emailed Dr. Usman and, for the Board’s consideration, provided the resumes of the three Nominees. Mr. Singer noted that all three had experience with and a deep understanding of M&A and capital markets and noted his view that their backgrounds and skillsets are needed by the Company given its current situation. Mr. Singer indicated that he looked forward to moving theses candidates forward and coming to an amicable resolution with the Company so the Company could focus on getting assets sold and putting cash on the balance sheet in a non-dilutive way.
•	Between December 2, 2021 and January 26, 2022, a period of approximately seven weeks, JDS1 received no meaningful response from the Company or the Board’s Governance and Nominating Committee regarding the Nominees. Nor did the Company reach out during this time to schedule interviews with any of the Nominees or request further information regarding the Nominees.
•	On January 26, 2022, JDS1 delivered a letter to the Board, which was directed to the attention of, among others, Andrea Hunt, the Chair of the Board’s Governance and Nominating Committee. In its letter, JDS1 noted that, more than seven weeks had elapsed since it had submitted to the Company the names and biographical information of the Nominees. JDS1 further noted that, since such time, it had received no meaningful response from the Company. JDS1 expressed its belief that the Board was in dire need of refreshment that it was looking to the Board, particularly its

Governance and Nominating Committee, to add fresh stockholder representation to the Board. JDS1 also indicated that, in addition to changes in Board composition, it was seeking meaningful long-term governance reforms and expressed its belief that a classified Board could not be justified at a time when accountability is critical. JDS1 noted its belief that governance reform fell squarely within the oversight responsibilities of the Board’s Governance and Nominating Committee. JDS1 expressed its concern that the Board’s classified structure had been used to avoid having Dr. Usman stand for re-election at the 2021 Annual Meeting, noting that the Company’s proxy statement for the 2021 Annual Meeting disclosed that, effective immediately prior to the 2021 Annual Meeting, Dr. Usman had been reclassified from a Class III director with a term expiring at the 2021 Annual Meeting to a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. In its letter, JDS1 expressed its belief that “the extension of a director term for the benefit of an inside and non-independent director, with the effect of denying shareholders the opportunity to vote, violates all principles of corporate governance. We question the role of the Board and the Governance and Nominating Committee in authorizing the reclassification of Dr. Usman and apparent extension of his term, and director without shareholder approval.” JDS1 concluded the letter by indicating its preference to work together with the Board to add refreshed, seasoned, and effective stockholder representation to the Board, as an initial measure to restore investor confidence.

•	On January 27, 2022, JDS1, Mr. Singer, CCUR, and Mr. Oros filed an amendment to their Schedule 13D disclosing that JDS1 had delivered a letter to the Company on January 26, 2022.
•	On February 15, 2022, Mr. Singer had a telephone call with Ms. Hunt to discuss various terms for a possible cooperation agreement between JDS1 and the Company.
•	On February 17, 2022, the Company issued a press release announcing that it had retained the investment banking firm of Perella Weinberg Partners as a financial advisor to assist the Company in exploring strategic alternatives. As noted above, less than four months earlier, in its letter of October 26, 2021, JDS1 had called upon the Company to engage a financial advisor to assist the Company in exploring strategic alternatives.
•	Also on February 17, 2022, Ms. Hunt contacted Mr. Singer and they agreed to speak the following morning.
•	On February 18, 2022, Mr. Singer had a telephone call with Ms. Hunt to further discuss various terms for a possible cooperation agreement between JDS1 and the Company. Mr. Singer understood from the call that the Board was not willing to consider adding more than one of JDS1’s recommended candidates prior to the Annual Meeting, but that the Board might be open to adding another of JDS1’s recommended candidates at the Annual Meeting.
•	Also on February 18, 2022, the Company publicly disclosed that, on February 16, 2022, it had received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and that, accordingly, the Common Stock was at risk of being delisted from Nasdaq.
•	On February 23, 2022, JDS1, Mr. Singer, CIDM II, CCUR, Mr. Oros, and the Nominees filed an amendment to their Schedule 13D. In their Schedule 13D amendment, JDS1 and the other reporting persons disclosed that, over the preceding months, JDS1 had privately engaged with members of the Board regarding the composition of the Board and JDS1’s concerns that, given the precipitous decline in the Company’s stock price over the past year, the Board is in urgent need of fresh shareholder representation. JDS1 noted that it had sought to have three highly qualified and experienced candidates added to the Board by working collaboratively with the Board, its Governance and Nominating Committee, and its management team as an alternative to pursuing a proxy contest at the Annual Meeting. JDS1 further noted that, based on the various discussions that Mr. Singer had with the Chair of the Board’s Governance and Nominating Committee the previous week to discuss a possible collaborative path forward, JDS1 believed that its efforts to work collaboratively and in good faith with the Board to avoid a costly proxy contest had been a futile exercise since it did not believe that the Board was committed to taking steps to meaningfully refresh its composition.

•	On February 24, 2022, Mr. Singer emailed Ms. Hunt inquiring as to whether she had any time to connect with him over the next few days.
•	Also on February 24, 2022, Ms. Hunt responded to Mr. Singer that she was available the following morning to speak with Mr. Singer and, if that time worked, she would give him a call.
•	On February 25, 2022, Mr. Singer had a telephone call with Ms. Hunt to discuss the possible terms of a cooperation agreement between JDS1 and the Company. The terms discussed included adding to the Board two director candidates proposed by JDS1, the timing as to when the two directors would join the Board, and JDS1’s willingness to agree to a one-year standstill. Ms. Hunt indicated she had to circle up with the other members of the Board’s Governance and Nominating Committee, but she hoped to be able to follow up more with Mr. Singer within one to two days.
•	Also on February 25, 2022, Mr. Singer emailed Ms. Hunt. In his email, in order to allow the parties additional time to negotiate a resolution without having to incur unnecessary expense such as the expense of preparing an advance notice of nomination and other proposed business Mr. Singer asked Ms. Hunt to have the Company consider extending the deadline for stockholders to deliver to the Company advance notices of nomination and other proposed business intended to be brought before the Annual Meeting. Mr. Singer noted the Company’s willingness to extend the advance notice deadline would demonstrate good faith and a willingness to get something done amicably.
•	On February 28, 2022, JDS1 filed an amendment to its Schedule 13D disclosing that, given the Company’s rapidly approaching deadline for stockholders to submit advance notices of director nominations and other business proposals, and the absence of any indication that the Company is prepared to extend its advance notice deadline as a sign of good faith, JDS1 was currently planning to nominate three highly qualified and experienced candidates to replace the three members of the Board who are standing for election at Annual Meeting and submit the Declassification Proposal. JDS1 also disclosed that, as it continues to take the necessary steps to prepare for a potential proxy contest in connection with the Annual Meeting, it intended to continue to engage in discussions with the Board and/or management of the Company relating to, not only JDS1’s concerns with the Company’s board composition, sub-standard corporate governance, plans for maximizing stockholder value, and the need to make the Board more accountable to stockholders, but also possible constructive paths for avoiding a costly proxy contest.
•	Also on February 28, 2022, Mr. Singer emailed Ms. Hunt, noting that he had hoped to receive a substantive proposal from her the preceding weekend that would demonstrate that the Board was committed to constructively working with JDS1. Mr. Singer further noted that, given the Company’s rapidly approaching deadline for stockholders to deliver to the Company advance notices of nominations and other business intended to be brought before the Annual Meeting, in the event that JDS1 did not receive a proposal from the Company later that day, not later than 8pm ET, or, alternatively, that the Company did not publicly disclose that afternoon that it was extending the advance notice deadline for nominations and other business until 5pm PT on Friday, March 25, 2022, JDS1 would have no choice but to assume that it needed to have its legal and other advisors move forward in preparing an advance notice to deliver to the Company and taking the other steps necessary to prepare for a proxy contest.  Mr. Singer requested that Ms. Hunt promptly communicate JDS1’s concerns and frustration with the other members of the Board.

•	Also on February 28, 2022, Ms. Hunt emailed Mr. Singer. In her email, Ms. Hunt noted that the Company believed it was in the best interests of the Company’s stockholders to avoid a proxy contest. Ms. Hunt also noted that the Board’s Governance & Nominating Committee had been reviewing the candidates that JDS1 had identified and was discussing how to move forward in the best interests of the Company and its stockholders. Ms. Hunt further noted that the Company was open to appointing one individual to the Board in time for the next meeting of the Board and another individual as a replacement for one of the incumbent members of the Board, with such replacement being nominated for election at the Annual Meeting. Ms. Hunt also indicated that, since the Board’s Governance & Nominating Committee still needed to vet JDS1’s proposed director candidates, it did not expect to be able to complete its vetting process and get back to Mr. Singer regarding specific individuals until mid-day March 9, 2022, two days before the Company’s advance notice deadline. Ms. Hunt advised Mr. Singer that the Company’s counsel had been requested to draft a cooperation agreement and that a draft would be provided to Mr. Singer shortly. Ms. Hunt made no commitment as to when such a draft cooperation agreement would be provided to Mr. Singer.
•	Also on February 28, 2022, Mr. Singer delivered a letter to Ms. Hunt responding to her email of earlier that day. In his letter, Mr. Singer noted that Ms. Hunt’s email made no mention of JDS1’s earlier request for the Company to extend the deadline by which stockholders must submit to the Company advance notices of director nominations and other proposed business intended to be brought before the Annual Meeting. Mr. Singer communicated to Ms. Hunt that JDS1 believed that, rather than trying to reach amicable resolution, the Company was trying to “run the clock” on JDS1, noting that the Company has been in possession of the resumes and contact information for all three of the Nominees for three months and that the Board’s recent indication that it now needed to conduct background checks and interviews of the Nominees, which, according to Ms. Hunt, cannot be completed until two days before the Company’s advance notice deadline was extremely concerning and highly suspect. Mr. Singer noted that this suggested a lack of urgency on the Board’s part to meaningfully address its composition issues and JDS1’s concerns with the precipitous decline in the Company’s valuation. Mr. Singer advised Ms. Hunt that, given the current state of play, JDS1 was moving full steam ahead with its plans for a proxy contest and had authorized its legal and other advisors to move expeditiously to prepare the necessary documents. Mr. Singer then noted that, given that the advance notice deadline of March 11, 2022 was quickly approaching, to the extent that the Company wanted JDS1 to believe that the Company was serious about pursuing an amicable resolution, the Company needed to extend the advance notice deadline. JDS1 urged the Company, as a sign of good faith, to publicly announce the extension of the advance notice deadline until at least March 25, 2022. Mr. Singer also informed Ms. Hunt that JDS1 was also readying a stockholder inspection demand for various books and records of the Company and hoped to send that to the Company shortly.
•	On March 1, 2022, a representative of the Company began contacting each of the Nominees to schedule interviews with members of the Board.
•	Also on March 1, 2022, Ms. Hunt emailed Mr. Singer noting that the Company was working towards a resolution and that the Company’s counsel was preparing a draft cooperation agreement.

Ms. Hunt asked for Mr. Singer to indicate which JDS1 counsel should be sent the draft cooperation agreement.

•	Also on March 1, 2022, Mr. Singer replied to Ms. Hunt’s email of earlier that day and identified the counsel that would be representing JDS1 in the matter, but noted that JDS1 was not prepared to have its counsel spend time or resources on reviewing a draft cooperation agreement until the Company announced that it was extending the deadline by which stockholders must submit to the Company advance notices of director nominations and other proposed business intended to be brought before the Annual Meeting.
•	Also on March 1, 2022, JDS1’s counsel had a telephone call with the Company’s counsel. During the course of this call, the Company’s counsel indicated that it was working on a draft cooperation agreement, but the Company’s counsel did not commit as to when such an agreement would be shared with JDS1 or JDS1’s counsel. JDS1’s counsel also asked about the Company’s willingness to extend the advance notice deadline. The Company’s counsel indicated that, while the Company would consider an extension of the advance notice deadline if the parties were unable to negotiate a mutually acceptable cooperation agreement by the following week, at the present, the Company did not believe an extension of the advance notice deadline was called for.
•	On March 2, 2022, each of the Nominees informed Ms. Hunt that, given that the Company had refused JDS1’s numerous requests to take action that week to extend the deadline for stockholders to submit advance notices of nominations and other proposed business and that, accordingly, JDS1 is no longer pursuing settlement discussions with the Company, such Nominee was cancelling the upcoming interviews that were recently scheduled with members of the Board.
•	Also on March 2, 2022, Ms. Hunt emailed each of the Nominees. In her email, Ms. Hunt communicated to each Nominee that she was disappointed such Nominee had cancelled the scheduled interviews with members of the Board. Ms. Hunt noted that she had spoken with Mr. Julian Singer several times and had communicated the Company’s desire to reach an acceptable settlement before the advance notice deadline.
•	On March 3, 2022, JDS1’s counsel had a telephone call with the Company’s counsel during which the Company’s counsel asserted that the Company was working with the Board on extending the advance notice deadline for the Annual Meeting, but that such extension, were it to be approved, would not be approved and announced until the following week. At no point during this telephone call did the Company’s counsel indicate that the extension of the advance notice deadline was a “fait accompli,” only that the Company was working on it. Nor did the Company’s counsel disclose the length of the extension of the advance notice deadline that was being considered. Also, during this call, the Company’s counsel provided no update as to the status of the draft cooperation agreement.
•	Also on March 3, 2022, the Company’s counsel emailed JDS1’s counsel and JDS1 and noted as follows: “To confirm our conversation, Catalyst is taking steps to extend the advance notice deadline for the 2022 annual meeting of stockholders and we expect to be able to announce that publicly early next week.” As was the case with the earlier telephone call, the Company’s counsel did not disclose the length of the extension of the advance notice deadline that was being considered.
•	On March 4, 2022, JDS1 delivered an advance notice (the “Advance Notice”) to the Company, in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), nominating the

Nominees for election to the Board as Class I directors at the Annual Meeting and notifying the Company of JDS1’s intent to present the Declassification Proposal at the Annual Meeting.

•	Also, on March 4, 2022, each of Nominees delivered to the Company, in accordance with the Bylaws, an executed questionnaire with respect to his or her background and qualifications to serve as a nominee for election to the Board at the Annual Meeting, and an executed representation and agreement, in each case, in the forms previously provided to each such Nominee by the Company or its counsel.
•	On March 7, 2022, JDS1, Mr. Singer, CIDM II, CCUR, Mr. Oros, and the Nominees filed an amendment to their Schedule 13D disclosing that JDS1 had delivered the Advance Notice to the Company.
•	Also, on March 7, 2022, JDS1’s counsel had a telephone call with the Company’s counsel. During the course of that call, the Company’s counsel acknowledged the receipt of the Advance Notice and inquired whether JDS1 was still interested in a settlement that would avoid a proxy contest at the Annual Meeting. JDS1’s counsel responded that it believed that JDS1 remained interested in an amicable resolution and would circle back with JDS1 to relay the conversation.
•	On March 10, 2022, JDS1 sent a letter to the Company to the attention of Ms. Hunt. In its letter, JDS1 noted how disappointed it was that, following a good faith effort by JDS1 to constructively engage with the Company over the preceding months, the parties were unable to reach a resolution that would have allowed JDS1 to avoid delivering the Advance Notice to the Company. JDS1 noted that, given the numerous “hoops” it had been forced to “jump through” to preserve its shareholder rights and the related expenses that it had been forced to incur, the cooperation agreement terms that it had discussed with the Company a few weeks earlier were no longer amenable to JDS1. While JDS1 indicated that recent events had caused it to view any further discussions with the Board with a high amount of skepticism and mistrust and believed that a proxy contest at the Annual Meeting was likely the only viable path to have the Board meaningfully refreshed, it listed the following terms upon which it would be prepared to discuss a possible cooperation agreement with the Company: (i) two current Class I directors (other than Dr. Geoffrey Ling) would immediately resign, creating two vacant Class 1 directorships; (ii) the Company would immediately appoint to the Board two of the three Nominees, with such two to be determined by JDS1, as Class 1 Directors (each, a “New JDS1 Director”); (iii) JDS1 would have the right to replace a New JDS1 Director with other persons reasonably acceptable to the Board in the event that either of the New JDS1 Directors resigns from the Board for any reason or becomes unable to continue as a member of the Board; (iv) each of the New JDS1 Directors would be provided with the same indemnification, insurance, and other benefits provided to all other non-employee members of the Board; (v) each of the Board Committees and Subcommittees, whether standing or special committees, would be reconstituted such that each Board Committee and Subcommittee would have at least one (1) New JDS1 Director, and at least one (1) New JDS1 Directors would be appointed to any Board Committee or Subcommittee that is formed at any time during the Standstill Period (as defined below), including, but not limited to, any Committee or Subcommittee charged with overseeing a review of strategic alternatives; (vi) the Board would agree to nominate the New JDS1 Directors for re-election as Class 1 Directors at the 2022 Annual Meeting, recommend that shareholders vote for their election, and use its best efforts to support their election in the same manner used for any of the Board’s other director nominees; (vii) the Company would agree that, while the two New JDS1 Directors (or their replacements) are on the Board, the size of the Board would not be increased beyond eight members without the unanimous approval of the Board; (ix) the Board would present and recommend to stockholders at the Annual Meeting the approval of a binding proposal to declassify the Board in the most expeditious manner possible (but not in a manner that would affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis commencing at the next annual meeting after the Annual Meeting; (x) until the certification of the stockholder vote at the Company’s 2023 Annual Meeting, the Company shall not take any action to amend its Bylaws that would impede or encumber, in any manner, the ability of JDS1 or any other stockholder to either (A) propose nominations or other business for consideration by stockholders, or conduct a contested director election, at a stockholders’ meeting, or (B) remove and/or replace directors; (xi) the Company would agree that, within three (3) business days following the execution of the cooperation agreement, it would reimburse JDS1 for all of its out-of-pocket fees and expenses, including, but not limited to, all advisor fees and expenses (e.g., law firms, proxy solicitor, etc.) incurred with respect to JDS1’s engagement with the Company, including, but not limited to, the preparation and filing of JDS1’s Schedule 13D and the amendments thereto, the preparation and filing of JDS1’s DFAN14A’s, the completion of director nominee questionnaires, the preparation and submission of JDS1’s advance notice of nominations and other proposed business, and the negotiation of a cooperation agreement; (xii) JDS1 would agree to a standstill that would continue until the date that is thirty (30) days prior to the expiration of the period during which the Company’s stockholders are entitled to deliver advance notices of director nominations for the Company’s 2023 Annual Meeting of Stockholders; provided that such standstill period shall end earlier if the Company breaches in any material respect the cooperation agreement or the Common Stock is no longer listed on Nasdaq; and (xiii) JDS1 and the Company would agree upon a press release to be issued announcing the cooperation agreement, the form of which would be included as an exhibit to the cooperation agreement.

•	On March 15, 2022, JDS1, acting pursuant to Section 220 of the Delaware General Corporation Law, as amended (the “DGCL”), delivered a letter to the Company demanding the right to inspect certain books, records, and documents of the Company and to make and/or receive copies or extracts therefrom (the “JDS1 Inspection Demand”). The books, records, and documents that JDS1 was seeking to inspect pursuant to the JDS1 Inspection Demand related, in large part, to the record and beneficial ownership of the Common Stock.
•	On March 16, 2022, JDS1, Mr. Singer, CIDM II, CCUR, Mr. Oros, and the Nominees filed an amendment to their Schedule 13D disclosing that JDS1 had delivered to the Company the JDS1 Inspection Demand.
•	On March 18, 2022, JDS1 received a letter from Ms. Hunt. In her letter, Ms. Hunt indicated that the Company continued to believe that a cooperation agreement was in the best interests of the Company and its stockholders. Ms. Hunt then outlined terms for a possible cooperation agreement. Such terms included the following: (i) the Company would nominate two individuals recommended by JDS1 as new nominees to the Board in the Company’s proxy statement for the Annual Meeting to serve as Class I directors with terms to expire at the annual meeting in 2025; (ii) so long as JDS1 and its affiliates continues to own at least 5% of the Company’s outstanding shares of Common Stock, JDS1 would have the right to replace one of the new directors with another person reasonably acceptable to the Board in the event that such nominee resigns from the Board for any reason or becomes unable to continue as a member of the Board; (iii) each of the new directors would be provided with the same indemnification, insurance, and other benefits provided to all other non-employee members of the Board; (iv) the cooperation agreement would include a standstill until the date that is thirty (30) days prior to the expiration of the period during which the Company’s stockholders are entitled to deliver advance notices of director nominations for the Company’s 2023 Annual Meeting of Stockholders; provided that such standstill period shall end earlier if the Company breaches in any material respect the cooperation agreement or the Company’s common stock is no longer listed on Nasdaq; and (v) JDS1 and the Company would agree upon a press release to be issued announcing the cooperation agreement, the form of which would be included as an exhibit to the cooperation agreement.

•	On March 22, 2022, the Company’s counsel emailed JDS1’s counsel responding to the JDS1 Inspection Demand. In its response, the Company’s counsel acknowledged its understanding that the JDS1 Inspection Demand was being made for proper business purposes and sought confirmation that the stated purposes remained the purposes of the JDS1 Inspection Demand. The Company’s counsel indicated that further correspondence addressing any particular categories of documents to which it objected would follow by the end of the week, meaning March 25, 2022, and that a rolling production would begin the following week, meaning the week of March 28, 2022. The Company’s counsel attached a form of confidentiality agreement for JDS1’s counsel to review and comment on.
•	On March 29, 2022, JDS1’s counsel sent a letter to the Company’s counsel. In its letter, JDS1’s counsel confirmed that the stated purpose of the JDS1 Inspection Demand was the purpose stated therein. JDS1’s counsel that discussed the confidentiality agreement that was requested by the Company’s counsel and provided a clean and red-lined copy of the proposed confidentiality agreement. Finally, JDS1’s counsel noted that the Company’s counsel had not sent its correspondence, as promised by March 25, 2022, regarding any particular requests in the JDS1 Inspection Demand to which the Company might object.
•	On March 30, 2022, Mr. Singer sent a letter to Ms. Hunt responding to her letter of March 18, 2022. In his letter, Mr. Singer noted that Ms. Hunt had proposed an alternative settlement framework that failed to include many of the key terms that were included in the proposed settlement framework that Mr. Singer had outlined in his previous letter to Ms. Hunt of March 10, 2022, including, without limitation, (i) committee memberships for each of JDS1’s nominees, (ii) reimbursement of JDS1 for the expenses it had incurred in connection with the Annual Meeting, (iii) a limitation on the size of the board, and (iv) a commitment to take the necessary steps to declassify the Board. Mr. Singer also noted that the alternative framework proposed by Ms. Hunt did not contemplate adding any of JDS1’s nominees to the Board prior to the Annual Meeting. Mr. Singer reminded Ms. Hunt that, as JDS1 had previously communicated to the Company, given the huge amount of value destruction that had been inflicted on the Company’s stockholders over the past year, JDS1 strongly believed that the Board needed to be meaningfully refreshed at the earliest possible time. Mr. Singer concluded that, in JDS1’s view, it was now abundantly clear that a costly proxy contest may be unavoidable and that it should move forward with next steps, including preparing a proxy statement for the Annual Meeting.
•	On March 31, 2022, the Company issued a press release to report its fourth quarter and year-end 2021 operating and financial results. In its press release, the Company disclosed that its net loss for the year ended December 31, 2021 was $87.9 million, compared with $56.2 million for the year ended December 31, 2020. The Company also disclosed that, primarily due to an increase in personnel-related costs and an increase in professional services, the Company’s general and administrative expenses for the year ended December 31, 2021 was $19.0 million, up from $16.2 million for the year ended December 31, 2020.
•	Also on March 31, 2022, the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2021. In its Form 10-K, the Company disclosed as a subsequent event, meaning subsequent to December 31, 2021, that it had entered into a financial advisor agreement with Raymond James & Associates, Inc. (“Raymond James”) to help the Company evaluate the possible sale or merger of the Company with various third parties. The Company also disclosed that Raymond James will be paid an advisory fee of up to $1.0 million upon the effective sale or merger of the Company.

•	On April 15, 2022, JDS1’s counsel emailed the Company’s counsel. In its email, JDS1’s counsel noted that it had heard nothing further from the Company with regards to the JDS1 Inspection Demand since March 22, 2022, including no response to the March 29, 2022 correspondence that JDS1’s counsel had sent to the Company’s counsel. JDS1’s counsel inquired as to whether and when the Company would produce the documents sought in the JDS1 Inspection Demand. JDS1’s counsel indicated that JDS1 could not tolerate further delay and, unless the Company agreed to produce the requested documents promptly, JDS1 would file suit to enforce the JDS1 Inspection Demand and would ask the Delaware Chancery Court to shift fees incurred in connection with that action.
•	On April 19, 2022, for the first time in four weeks, the Company’s counsel communicated with JDS1’s counsel with regards to the JDS1 Inspection Demand. In its email, the Company’s counsel, without providing any explanation for its “radio silence” over the previous four weeks with regards to the JDS1 Inspection Demand and without making any firm commitment as to when any documents responsive to the JDS1 Inspection Demand would be provided to JDS1, indicated that it was working with the Company’s transfer agent to provide the stockholder list.
•	On April 20, 2022, the Company’s counsel emailed JDS1’s counsel to indicate that the form of confidentiality agreement that JDS1’s counsel had provided to the Company’s counsel three weeks earlier, on March 29, 2022, was acceptable to the Company (the “Demand Confidentiality Agreement”). In its email, the Company’s counsel, again, provided no firm commitment as to whether and when any documents responsive to the JDS1 Inspection Demand would be provided to JDS1.
•	On April 20, 2022, JDS1 filed suit against the Company in the Delaware Court of Chancery seeking to compel the Company to produce documents responsive to the JDS1 Inspection Demand and requesting that the Delaware Court of Chancery order the Company to pay reasonable attorneys’ fees and expenses incurred in connection with the JDS1 Inspection Demand and the related litigation.
•	Also on April 20, 2022, JDS1’s counsel responded to the email it had received from the Company’s counsel on April 19, 2022. In its response, JDS1 noted as follows: “Although we appreciate the email, Catalyst let four weeks elapse since its last communication to JDS and sent its email only after JDS announced its intention to file suit. This is only the latest in a series of vague “eleventh-hour” reassurances from Catalyst that appear intended to further delay, rather than resolve, the matter at hand. JDS made the inspection demand over a month ago. At this point, it appears that JDS will only be able to obtain the documents it requested within an appropriate timeframe through the intervention of the Delaware Court of Chancery, and so has filed an inspection action. Attached are courtesy copies of the Verified Complaint and accompanying documents.”
•	Also on April 20, 2022, the Company’s counsel emailed JDS1’s counsel expressing its disappointment that JDS1 had filed suit in the Delaware Court of Chancery to enforce the JDS1 Inspection Demand. In its email, the Company’s counsel indicated, for the first time, that if JDS1 sends over a signed copy of the Demand Confidentiality Agreement, the Company would begin producing the requested information.

•	Also on April 20, 2022, JDS1 delivered a letter to the Company, in accordance with the Bylaws, updating the Advance Notice with information current as of the Record Date.
•	On April 21, 2022, JDS1’s counsel responded to the email from the Company’s counsel of April 20, 2022 and provided a copy of the Demand Confidentiality Agreement executed by JDS1. JDS1’s counsel requested that the Company execute the Demand Confidentiality Agreement and make the litigation filed to enforce the JDS1 Inspection Demand unnecessary by moving expeditiously to produce the documents.
•	Also on April 21, 2022, the Company’s counsel provided JDS1’s counsel with a copy of the Demand Confidentiality Agreement executed by the Company and, while providing no firm commitment as to what documents would be provided by the Company and the timing thereof, asserted that the Company was working with the transfer agent to make available the stockholder list and related documents as soon as possible.
•	Also on April 21, 2022, JDS1, Mr. Singer, CIDM II, CCUR, Mr. Oros, and the Nominees filed an amendment to their Schedule 13D disclosing that JDS1 had filed a complaint against the Company in the Delaware Court of Chancery seeking to compel the Company to produce the documents responsive to the JDS1 Inspection Demand.
•	Also, on April 21, 2022, in the latter part of the evening, the Company’s counsel emailed JDS1’s counsel and provided two documents in response to the JDS1 Inspection Demand. One of these documents provided information as of April 12, 2021, and, accordingly, was more than a year out of date.
•	On April 25, 2022, JDS1’s counsel sent a letter to the Delaware Court of Chancery to request a prompt hearing on JDS1’s Motion for Expedited Proceedings in connection with JDS1’s suit against the Company to enforce the JDS1 Inspection Demand.
•	Also on April 25, 2022, JDS1’s counsel emailed the Company’s counsel, inquired why the Company’s counsel had provided information that, being as of April 12, 2021, was a year old, noted that the JDS1 Inspection Demand requested additional documents beyond what had been produced so far, and inquired as to when the other documents requested would be produced.
•	Also on April 25, 2022, the Company’s counsel responded to the email from JDS1’s counsel, noted that the April 12, 2021 document had been produced in error, provided one additional document as an attachment, and provided a web link to an outdated and inoperative version of the Bylaws.
•	Also on April 25, 2022, JDS1’s counsel responded to the email from the Company’s counsel and, noting JDS1’s concerns that the Company’s counsel had provided a link to an outdated version of the Bylaws, requested that the Company’s counsel confirm with its client which version of the Bylaws are the Bylaws currently in effect.
•	On April 26, 2022, the Company’s counsel emailed JDS1’s counsel and confirmed that the version of the Bylaws that JDS1’s counsel had identified was, in fact, the currently effective Bylaws, not the version of the Bylaws that was earlier referenced by the Company’s counsel. The Company’s counsel also asserted the Company’s position that it had produced all documents, in its possession or its transfer agent’s possession, that are responsive to the JDS1 Inspection Demand.

•	On April 27, 2022, the Delaware Court of Chancery notified JDS1 that it had scheduled, for May 6, 2022, a hearing on JDS1’s Motion for Expedited Proceedings in connection with JDS1’s suit against the Company to enforce the JDS1 Inspection Demand.
•	Also on April 27, 2022, JDS1’s counsel emailed the Company’s counsel and sought more clarity for the Company’s position that it had produced all documents, in its possession or its transfer agent’s possession, that are responsive to the JDS1 Inspection Demand.
•	Also on April 27, 2022, at the suggestion of the Company’s counsel, JDS1’s counsel and the Company’s counsel agreed to meet and confer by telephone on April 28, 2022 and discuss further their respective positions regarding the JDS1 Inspection Demand.
•	On April 28, 2022, the Company’s counsel emailed JDS1’s counsel and cancelled the telephonic conference that had been scheduled and indicated that, rather than conferring by telephone, the Company’s counsel would instead send JDS1’s counsel a category-by-category response to the items in the JDS1 Inspection demand later that day or the following day.
•	On April 28, 2022, JDS1 filed with the SEC the preliminary form of this Proxy Statement.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT MEANINGFUL CHANGE TO

THE BOARD IS URGENTLY NEEDED

We are seeking representation on the Board because we believe that the Board is in urgent need of meaningful change. We believe that the Nominees will bring a sense of urgency, together with fresh insights and perspectives, to finding a path forward to reverse the huge destruction of value that has occurred over the past year (nearly 90% over the past 12 months as of the date of this Proxy Statement) on the watch of the incumbent Board, including, bringing their M&A and financial backgrounds to bear in helping the Board to explore and evaluate opportunities to unlock stockholder value. The huge destruction of value that the Company’s stockholders have suffered over the past year also indicates to us the need for the Board to be made more accountable to the Company’s stockholders. Accordingly, we are also seeking your support at the Annual Meeting for our non-binding Declassification Proposal which requests that the Board take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually.

UNDER THE LEADERSHIP OF THE INCUMBENT BOARD, THE COMPANY HAS EXPERIENCED TREMENDOUS VALUE DESTRUCTION

Under the leadership of the incumbent Board, the Company has experienced a precipitous decline in the per share price of the Common Stock. As of the close of business on April 27, 2022, the most recent practicable date prior to the filing of this Proxy Statement, the Common Stock closed at a price of $0.52 per share, which represents a nearly 90% decline from the Common Stock’s closing price of $5.13 per share a year ago on April 28, 2021. In addition, since the beginning of 2022, the Common Stock has mostly traded below $1.00 per share.

On February 18, 2022, the Company publicly disclosed that it had received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that because the closing bid price for the Common Stock was below $1.00 per share for 30 consecutive trading days, the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and that, accordingly, the Common Stock was at risk of being delisted from Nasdaq. We believe the possibility of such a delisting is likely, in our view, to continue to place downward pressure on the Company’s stock price. We are also very concerned with how any delisting of the Common Stock from Nasdaq, were such a delisting to occur, would adversely impact the Company’s stock price.

Not even the public announcement some two months ago that the Company had engaged a highly regarded, prominent investment banking firm to assist in a review of strategic alternatives appears to have had any noticeable impact on how investors value the Company, perhaps because investors have lost confidence in the Company and its leadership team’s ability to create stockholder value.

We also believe the Company has damaged its credibility with investors. We doubt that investors have forgotten about the Company’s decision last October to issue more equity in an “at the market offering,” while noting in the prospectus supplement that one of the risks of its stock offering was that sales of a significant number of shares of the Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of the Common Stock. We were very critical of this offering at the time in our Schedule 13D and called upon the Company to immediately bring to an end these kinds of value destructive stock offerings. This offering, in addition to other events, certainly caused us to lose faith in the ability of the incumbent Board to oversee the creation of stockholder value. On October 15, 2021, the date that the Company filed its prospectus supplement with the SEC in connection with its “at the market offering,” the Common Stock closed at $4.00 per share. Since that time, the Common Stock has not traded at or above $4.00 per share. As of April 27, 2022, the most recent practicable date prior to the filing of this Proxy Statement, the Common Stock traded at $0.52 per share, meaning that the Common Stock has lost approximately 87% of its value since the Company filed its prospectus supplement.

We believe that the Company’s stockholders have suffered enough value destruction under the leadership of the incumbent Board and meaningful change to the Board is urgently needed to bring this value destruction to an end, unlock stockholder value, and restore investor confidence.

WE QUESTION THE BOARD’S ABILITY TO OVERSEE A REVIEW OF STRATEGIC ALTERNATIVES THAT WILL RESULT IN A VALUE MAXIMIZING TRANSACTION

As noted above, in our letter dated July 22, 2019, we publicly called for the Company to retain an investment bank to serve as an independent adviser to evaluate potential strategic alternatives. In our letter dated October 26, 2021, we again had called upon the Company to engage a financial advisor to assist the Company in exploring strategic alternatives. On February 17, 2022, almost two and a half years after our initial call for the Company to take action to retain a financial advisor, the Company publicly announced that it had retained the investment banking firm of Perella Weinberg Partners as a financial advisor to assist the Company in exploring strategic alternatives. Unfortunately, since our first call for the Company to retain an investment bank, the price of the Common Stock has fallen from $8.32 per share (the per share closing price of the Common Stock on July 22, 2019) to $0.52 per share on April 27, 2022, the most recent practicable date prior to the filing of this Proxy Statement, causing us to believe that the Company’s multi-year delay in commencing a review of strategic alternatives has been extremely costly to the Company’s stockholders.

Not only do we question why the Board waited to commence a strategic alternatives process until the Common Stock had fallen to $0.55 per share (closing price of the Common Stock on February 17, 2022), we also question whether the incumbent members of the Board have the skills, experiences, and competencies necessary to oversee a complicated M&A process, particularly when compared to the three Nominees we have proposed for election to the Board, all of whom bring significant experience overseeing complex M&A transactions.

We note that while the Company saw fit to issue a press release on February 17, 2022 announcing the commencement of a strategic alternatives process and the hiring of Perella Weinberg Partners as its financial advisor, we are curious as to why the Company did not issue a press release when it retained Raymond James earlier this year to help the Company evaluate the possible sale or merger of the Company with various third parties. To our knowledge, the Company first publicly disclosed its engagement of Raymond James on March 31, 2022 when the Company filed its Annual Report on Form 10-K for the year ended December 31, 2021 and disclosed, as a subsequent event, that Raymond James had been engaged to help sell the Company and would be paid an advisory fee of up to $1.0 million upon the effective sale or merger of the Company. It remains unclear to us if Raymond James was engaged as a co-advisor or as an exclusive advisor. Given the Company’s now very small market capitalization of approximately $16 million, it would be surprising to us that the Company believed it needed two financial advisors to help it explore strategic alternatives. More concerning to us is what the retention of a second investment banking firm, and the relatively low-profile way that it was disclosed, signals as to the status of the Company’s strategic alternatives process and the Board’s ability to drive this process to a successful conclusion.

We do not believe the Company has been very transparent about the progress of its strategic alternatives process. Given our view that the Company needs to move quickly to restore investor confidence in the Company and its prospects, we believe regular updates on the status of the Company’s strategic review process, including what progress has been made in such process and when such process is expected to conclude, would be helpful in restoring investor confidence.

We also believe and are very concerned that, since the Company has seen fit to publicly disclose that it has commenced a strategic alternatives process and has sought the assistance of two highly reputable, well-regarded investment banking firms, were the Company’s strategic alternatives process to conclude without a value maximizing transaction being identified and consummated, the downward pressure on the Common Stock would only be exacerbated, adding to the substantial value destruction that the Company’s stockholders have already suffered.

THE BOARD NEEDS TO BE MADE MORE ACCOUNTABLE TO STOCKHOLDERS

In the face of the tremendous value destruction that the Company’s stockholders have experienced, we believe that the incumbent Board needs to be made more accountable to the Company’s stockholders. We also believe that the election of directors is the most powerful way that stockholders hold directors accountable. However, because the Board is classified and only one-third of the Board stands for re-election at each annual meeting, stockholders are generally prevented from holding accountable each year approximately two-thirds of the Board’s members.

Even if the Company had not experienced such huge value destruction under the watch of the incumbent Board, it would be our view that the classification of the Board is not in the best interests of the Company and its stockholders because it reduces accountability and is an unnecessary anti-takeover device. However, at a time when there is a critical need to hold the incumbent Board accountable, we believe there is absolutely no justification for the classified structure of the Board.

Not only does the classified structure of the Board impede the ability of the Company’s stockholders to hold all members of the Board accountable on an annual basis, but also the classified nature of the Board creates the potential for a director to be moved from one class to another and, effectively, extend his or her term without stockholder approval. The Company’s proxy statement for the 2021 Annual Meeting disclosed that, effective immediately prior to the 2021 Annual Meeting, Dr. Usman, the Company’s President and Chief Executive Officer was reassigned from Class III, the class that was up for re-election at the 2021 Annual Meeting, to Class II, the class that is not up for re-election until the Company’s 2023 Annual Meeting of Stockholders. As such, the Company’s stockholders were denied the opportunity to vote on whether Dr. Usman should be re-elected to another three-year term. In effect, Dr. Usman’s term was extended without any stockholder vote whatsoever. We question the role of the Board and the Board’s Governance and Nominating Committee in approving this reclassification of Dr. Usman and apparent extension of his term as a director without stockholder approval.

To make the Board more accountable to stockholders, we are seeking your support at the Annual Meeting for our non-binding Declassification Proposal which requests that the Board take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually, with such declassification of the Board done in the most expeditious manner available under the DGCL. Once the staggered board is completely eliminated, each director would be required to stand for election annually. We believe that such annual accountability would serve to keep directors closely focused on the performance of top executives and on maximizing stockholder value.

WE BELIEVE THE COMPANY AND THE BOARD

HAVE BEEN MORE INTERESTED IN “GAMESMANSHIP” THAN IN WORKING CONSTRUCTIVELY WITH US TO AVOID A PROXY CONTEST

We have sought to constructively work in good faith with the Company and the Board to enhance stockholder value and help the Company address many of the critical issues it faces, including how to reverse the huge value destruction that has occurred on the watch of the incumbent Board. Prior to nominating the Nominees and submitting the Declassification Proposal at the beginning of March, we sought to constructively engage in private settlement discussions with the Board and its advisors to see if there was a path to achieving meaningful change to the Board without engaging in a public proxy contest. Looking at how events leading up to this proxy contest unfolded, we seriously question whether the Board had any intention of working constructively with us, one of the Company’s largest stockholders, to reach an amicable resolution. Rather, we believe the Company and the Board have been more interested in “gamesmanship” than in working constructively with us to avoid a proxy contest.

A prime example supporting our belief that the Company and the Board were more interested in “gamesmanship” than in constructively engaging with us to avoid a proxy contest was how it dealt with us during the period between when we first privately proposed the Company add the Nominees to the Board on December 2, 2021 and the submission of the Advance Notice on March 4, 2022. Since the time we first privately proposed the Nominees to the Company, we have seen the Company and the Board engage with us in a manner that we believe was more intended to “run the clock” on us than to reach an amicable resolution. On December 2, 2021, we provided the Company with resumes for each of the Nominees and indicated that we wanted to move theses candidates forward and come to an amicable resolution with the Company so the Company could focus on getting assets sold and putting cash on the balance sheet in a non-dilutive way. Months went by without any feedback on the Nominees or any request to interview them and learn more about how their considerable skills and experience, particularly with respect to capital markets and M&A, could help the Company unlock stockholder value and reverse the value destruction that had occurred under the watch of the incumbent Board.

On February 28, 2022, some three months after we first submitted to the Company the resumes of the Nominees, the Chair of the Board’s Governance and Nominating Committee informed JDS1 that the Board still needed to vet the Nominees and would not be able to get back to JDS1 regarding any of the Nominees until mid-day March 9, 2022, two days before the Company’s advance notice deadline for stockholder nominations and other business proposals. In such same communication, the Chair of the Board’s Governance and Nominating Committee informed JDS1 that the Company’s counsel was working on a draft cooperation agreement and was planning on soon providing it to the Company. JDS1 requested that the Company, as a sign of good faith, publicly announce the extension of the advance notice deadline until at least Friday, March 25, 2022. Contrary to the Company’s protestations that it was preparing to take action the following week to publicly announce the following week, the week of March 7, 2022, that it would extend the advance notice deadline, the Company never made a firm commitment to do so and failed to explain why it could not take action sooner so that JDS1 could avoid having to incur significant expenses in preparing the Advance Notice and submitting it, as JDS1 did, on March 4, 2022. We believe that one interpretation of the Company’s actions is that the Board lacks a sense of urgency to meaningfully address its composition and governance issues and, most importantly, JDS1’s concerns with the precipitous decline in the Company’s valuation. We also believe that another interpretation is that the Company was attempting to lull JDS1 into believing that an amicable resolution between JDS1 and the Company was imminent when the Company’s ultimate objective was to “run the clock” on JDS1 and cause JDS1 to be unable to submit the Advance Notice in accordance with the requirements of the Bylaws and prior to the deadline of March 11, 2022.

Another prime example supporting our belief that the Company and the Board were more interested in “gamesmanship” than in constructively engaging with us to avoid a proxy contest, is how the Company handled JDS1’s request for various stockholder records that are needed by JDS1 to communicate with, and solicit proxies from, the Company’s stockholders in connection with the Annual Meeting. On March 15, 2022, JDS1, acting pursuant to Section 220 of the DGCL, delivered the JDS1 Inspection Demand to the Company demanding the right to inspect certain books, records, and documents of the Company and to make and/or receive copies or extracts therefrom. The books, records, and documents that JDS1 was seeking to inspect pursuant to the JDS1 Inspection Demand related, in large part, to the record and beneficial ownership of the Common Stock and are records that all of the Company’s stockholders are entitled to request under the DGCL. On March 22, 2022, the Company’s counsel emailed JDS1’s counsel responding to the JDS1 Inspection Demand. In its response, the Company’s counsel acknowledged its understanding that the JDS1 Inspection Demand was being made for a proper purpose and sought confirmation that the stated purpose remained the purpose of the JDS1 Inspection Demand. The Company’s counsel indicated that further correspondence addressing any particular categories of documents to which it objected would follow by the end of the week, meaning March 25, 2022, and that a rolling production would begin the following week, meaning the week of March 28, 2022. The Company’s counsel attached a form of a non-disclosure agreement for JDS1’s counsel to review and comment on. From that point forward, even in the face of follow-up from JDS1’s counsel on March 29, 2022, weeks went by without any further communication from the Company to JDS1 with respect to the JDS1 Inspection Demand and the Company only resumed such communications after JDS1’s counsel contacted the Company’s counsel on April 15, 2022 and threatened litigation to enforce the JDS1 Inspection Demand. Even thereafter, it was not until JDS1 filed suit against the Company in Delaware Chancery Court on April 20, 2022 that the Company started producing a few documents responsive to the JDS1 Inspection Demand. Included in such initial and very limited production was one document that was a year-old and very much out of date and a web link to an outdated and an inoperative version of the Bylaws. Ultimately, between the time JDS1 first delivered the JDS1 Inspection Demand and the time when it first received any documents from the Company in response thereto, more than five weeks had elapsed. JDS1 believes that the Company, once again, hoped to “run the clock” on us and delay as much as possible our ability to gain access to the stockholder ownership records that we need to engage in this solicitation and drive meaningful change in the composition of the Board so that the Board, once refreshed with the three Nominees we have proposed, is in a much better position to unlock shareholder value and reverse the value destruction that has occurred over the past year.

WE BELIEVE THE COMPANY’S POOR CORPORATE GOVERNANCE PRACTICES AND LIMITATIONS ON STOCKHOLDER RIGHTS PROTECT AND ENTRENCH THE INCUMBENT BOARD AND MANAGEMENT TEAM AND COULD LIMIT THE PRICE THAT INVESTORS MIGHT BE WILLING TO PAY FOR SHARES OF THE COMMON STOCK

As we have noted numerous times in our Schedule 13D, the Company has a number of very poor corporate governance practices which, we believe, minimize accountability, entrench, and protect the existing Board and management team, and damper investor confidence. In the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, the Company cautions investors as follows: “anti-takeover provisions in our charter documents and provisions of Delaware law may make an acquisition more difficult and could result in the entrenchment of management.” The Company also cautions investors in the same Annual Report on Form 10-K that various provisions of Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws could limit the price that investors might be willing to pay in the future for shares of the Common Stock. Given that the Company concedes that its governance practices, as dictated by its Restated Certificate of Incorporation and Bylaws, could be adversely impacting the Company’s valuation, we believe that, it is critical that the Company take immediate steps to reform its corporate governance. We find particularly concerning the following corporate governance practices currently in place at the Company.

•	Classified Board. The Board is classified into three separate classes, meaning the Company’s directors are only subject to re-election by stockholders once every three years. We believe that this classified structure impedes the ability of the Company’s stockholders to regularly and effectively evaluate the performance of directors and insulates and entrenches the current members of the Board. As noted above, not only does the classified structure of the Board impede the ability of the Company’s stockholders to hold all members of the Board accountable on an annual basis, but also the classified nature of the Board creates the potential for a director to be moved from one class to another and, effectively, extend his or her term without stockholder approval. The Company’s proxy statement for the 2021 Annual Meeting disclosed that, effective immediately prior to the 2021 Annual Meeting, Dr. Usman, the Company’s President and Chief Executive Officer was reassigned from Class III, the class that was up for re-election at the 2021 Annual Meeting, to Class II, the class that is not up for re-election until the Company’s 2023 Annual Meeting of Stockholders. As such, the Company’s stockholders were denied the opportunity to vote at the 2021 Annual Meeting on whether Dr. Usman should be re-elected to another three-year term. In effect, Dr. Usman’s term was extended without any stockholder vote whatsoever.
•	No Action by Written Consent or Ability to Call Special Meetings. Stockholders are prohibited from calling special meetings and cannot act by written consent, which in effect means that stockholders cannot seek changes to the composition of the Board between the Company’s annual meetings of stockholders.
•	Plurality Voting Standard in Uncontested Elections. Directors are elected pursuant to a plurality voting standard, even in uncontested meetings. We believe that the use of a plurality voting standard reduces director accountability and entrenches the Board because it guarantees the election of the candidates nominated by the Board in uncontested elections regardless of how much dissatisfaction is registered with a candidate by withholding votes.
•	Inability to Stockholders to Fill Vacancies. Only the Board, and not the stockholders, have the right to fill vacancies in the Board between annual meetings. The Board can expand its size the day after an annual meeting and add a director without having to have stockholders vote on such new director.
•	Supermajority Vote to Remove Directors. In order for stockholders to remove directors from the Board, with or without cause, a prohibitively high supermajority vote of at least 66-2/3% of the outstanding shares is required. We believe that the supermajority vote requirement significantly reduces the ability of the Company’s stockholders to hold directors accountable.
•	Supermajority Vote to Amend Certain Provisions of the Bylaws. In order for stockholders to amend certain provisions of the Bylaws, a prohibitively high supermajority vote of 66-2/3% of the outstanding shares is required.
•	Restrictive Charter Provisions. In addition to Board approval, a supermajority vote of 66-2/3% of the outstanding shares is required to amend certain provisions in the Company’s Certificate of Incorporation such as the classified Board structure, the inability of stockholders to call special meetings, the inability of stockholders to act by written consent, and the inability of stockholders to fill vacancies on the Board between annual meetings of stockholders, among others. We believe that the supermajority vote requirement significantly reduces the ability of the Company’s stockholders to remediate these poor corporate governance practices.

WE BELIEVE THAT THE BOARD’S ECONOMIC INTERESTS ARE NOT SUFFICIENTLY ALIGNED WITH THE ECONOMIC INTERESTS OF THE COMPANY’ S STOCKHOLDERS

As can be seen from the Company’s public disclosures, including the Company’s proxy statement for the 2021 Annual Meeting, the members of the Board beneficially own a relatively small amount of Common Stock. The relatively small amount of Common Stock beneficially owned by any of the non-employee members of the Board is mostly due to such director being issued stock or stock options by the Company in connection with such director’s service on the Board, rather than such director using personal funds to acquire shares of Common Stock on the open market. As such, we believe that the Board’s economic interests are not sufficiently aligned with the economic interests of the Company’s stockholders, meaning the members of the Board have very little “skin in the game.” According to the Company’s proxy statement for the 2021 Annual Meeting, when stock options that are vested and exercisable within sixty days are excluded, all directors and executive officers, as a group, beneficially owned less than 139,000 shares of Common Stock which equates to less than 0.5% of the 31,477,053 shares of Common Stock reported as being outstanding as of March 25, 2022, as reported in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022.

We question how investors can be assured that a stockholder-friendly mindset is truly present in the boardroom when the percentage of total outstanding shares of Common Stock beneficially owned, in the aggregate, by the Board (excluding stock options that are vested and exercisable within sixty days) is less than 0.5% demonstrating, in our view, that the members of the Board lack any significant “skin in the game.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three (3) classes. The directors in each class are elected for staggered terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of stockholders. We believe that the terms of three (2) Class I directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) Nominees, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn, in opposition to the Company’s three (3) Class I director nominees, for terms ending at the 2025 annual meeting of stockholders. Your vote to elect the Nominees will have the legal effect of replacing three (3) incumbent directors of the Company with the Nominees. If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value. There is no assurance that any incumbent director will serve as a director if our Nominees are elected to the Board. You should refer to the Company’s proxy statement for the names, background, qualifications, and other information concerning the Company’s nominees.

We do not expect that any of the Nominees will be unable to stand for election but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

The Nominees

The information below sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each of the Nominees. This information has been furnished to us by the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. Each of the Nominees has consented to be named as a Nominee in the Advance Notice, to be named as a Nominee in this Proxy Statement, and to serve as a director of the Company, if so elected. All of the Nominees are citizens of the United States of America.

Shelly C. Lombard, Age 62, is currently self-employed as an independent consultant at Shelly Lombard, LLC. Ms. Lombard’s consulting practice focuses on corporate finance, financial analysis, and the financial markets. Ms. Lombard has served on four public company boards. Since March 2022, Ms. Lombard has served on the Board of Directors of Bed Bath & Beyond Inc. (Nasdaq: BBBY), an omnichannel retailer of merchandise in the home, baby, beauty, and wellness markets. Ms. Lombard does not currently serve on any committees of the board of directors of Bed Bath & Beyond, Inc. Since May 2020, Ms. Lombard has served on the board of directors of INNOVATE Corp. (NYSE: VATE), formerly known as HC2 Holdings, Inc., which owns control stakes in biotech, communications, and infrastructure companies. She is the chair of INNOVATE’s audit committee and also serves on its nominating and compensation committees. Ms. Lombard also served as a director at Alaska Communications Systems

Group, Inc. (formerly Nasdaq: ALSK) from June 2020 until its sale was completed in July 2021, where she was a member of the Board of Directors’ audit and compensation committees. From September 2020 to October 2021, Ms. Lombard also served as a member of the Board of Directors and chair of the Board’s audit committee at Spartacus Acquisition Corporation (formerly Nasdaq: TMTS, TMTSW, and TMTSU), a special purpose acquisition corporation focused on the technology, media, and telecom (TMT) industry that completed a business combination transaction with NextNav Inc. (Nasdaq: NN) in October 2021. From 2011 to 2014, Ms. Lombard was the Director of High Yield and Special Situation Research for Britton Hill Capital, a broker dealer specializing in high yield bank debt and bonds and value equities. From 2003 to 2010, Ms. Lombard was a high yield bond analyst covering the automotive and media industries at Gimme Credit, a subscription bond research firm. From 1992 to 2001, Ms. Lombard analyzed, managed, and was involved in the restructurings of proprietary investments for ING Bank, Chase Manhattan Bank, Barclays Bank, Credit Lyonnais, and large family offices. Ms. Lombard began her career at Citibank in the leveraged finance group. As an independent financial analyst and financial trainer, she reviews investment ideas, provides training programs for new hires at Wall Street banks, and has taught executive education courses in corporate finance, financial analysis, and the financial markets at Columbia University, the Wharton School of Business, and Moody’s. Ms. Lombard has an MBA in Finance from Columbia University’s Graduate School of Business and a Bachelor of Arts in Communications and Government from Simmons College.

JDS1 believes Ms. Lombard’s considerable financial and investment experience, her experience as a director of publicly traded companies, and her previous experience in working with companies in financial or operating distress will make her a valuable addition to the Board.

Matthew Stecker, Age 53, currently serves as the Chairman of the Board, President, and Chief Executive Officer of Evolving Systems, Inc. (Nasdaq: EVOL), a technology strategy and investment company, having served as a member of the board of directors since March 2016. Mr. Stecker was named Chairman in August 2016, Executive Chairman in April 2018, and President and Chief Executive Officer in July 2018. He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017. In that capacity, Mr. Stecker was part of the team that launched the First Responder Network Authority (FirstNet). Since February 2021, Mr. Stecker has served on the Board of Directors of SeaChange International, Inc. (Nasdaq: SEAC). Mr. Stecker has served on the Board of Directors of Live Microsystems, Inc. (OTC: LMSC) which sold its operating assets in 2013. He previously served on the boards of directors of SITO Mobile, Ltd. (OTC: SITOQ) from June 2017 to September 2017, MRV Communications (Nasdaq: MRVC) from April 2013 to June 2016, and HealthWarehouse.com Inc. (OTCMKTS: HEWA) from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks, Inc. (Nasdaq: RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (formerly OTCQB: CRTN). He received his B.A. in Political Science and Computer Science from Duke University, and his J.D. from the University of North Carolina at Chapel Hill School of Law.

JDS1 believes that Mr. Stecker’s extensive senior management experience, along with his operational and management expertise and extensive public company board experience, would make him a valuable addition to the Board.

Igor Volshteyn, Age 45, currently serves as the President and Chief Executive Officer of CCUR (formerly OTCQB: CCUR) and was appointed as CCUR’s President and Chief Executive Officer in July 2021. Mr. Volshteyn previously served as CCUR’s Interim Chief Operating Officer and President from June 2020 until July 2021, and, prior to that, as CCUR’s Senior Vice President of Business Development from January 2019 until June 2020. Since January 2022, Mr. Volshteyn has served as a director of Evolving

Systems (Nasdaq: EVOL), serving as Chair of the Investment Committee. From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus Acquisition Corporation (formerly Nasdaq: TMTS, TMTSW, and TMTSU), a special purpose acquisition corporation focused on the technology, media, and telecom (TMT) industry that completed a business combination transaction with NextNav Inc. (Nasdaq: NN) in October 2021. Mr. Volshteyn began his career as a research analyst and investment banker at Tejas Securities Group, Inc. focusing primarily on technology and telecommunications and has over twenty years of experience in the investment management industry. Mr. Volshteyn served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an analyst and portfolio manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. Mr. Volshteyn holds a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin.

JDS1 believes Mr. Volshteyn’s experience serving as a senior executive and director, including of publicly traded companies, along with his financial, operational and management expertise, will make him a valuable addition to the Board.

The principal business address of Ms. Lombard is 44 Morse Avenue, Bloomfield, New Jersey 07003. The principal business address of Mr. Stecker is c/o Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112. The principal business address of Mr. Volshteyn is c/o CCUR Holdings, Inc., 3800 N Lamar Boulevard, Suite 200, Austin, Texas 78756.

Mr. Volshteyn does not hold any shares of Common Stock directly. CCUR, where Mr. Volshteyn serves as the President and Chief Executive Officer, is the direct beneficial owner of 532,100 shares of Common Stock. As of the date of this Proxy Statement, except as otherwise disclosed herein, the Nominees do not directly or indirectly own, beneficially or of record, any securities of the Company and have not entered into any transactions in securities of the Company during the past two years.

Each of the Nominees may be deemed to be a member of a “group” with the other participants in this solicitation for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 1,651,132 shares of Common Stock owned in the aggregate by all of the participants. Each participant disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own.

JDS1 believes that each Nominee presently is, and if elected as a director of the Company, each such Nominee would be, an “independent director” within the meaning of (i) applicable Nasdaq Stock Market listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, JDS1 acknowledges that no director of a Nasdaq listed company qualifies as “independent” under the Nasdaq listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, JDS1 acknowledges that if any Nominee is elected, the determination of such Nominee’s independence under the Nasdaq listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating, or audit committee that is not independent under any such committee’s applicable independence standards.

On March 7, 2022, JDS1, CCUR, CIDM II, Mr. Singer, Mr. Oros, and the Nominees entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the parties agreed (i) to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law, (ii) to solicit proxies for the election of the Nominees and approval of the Declassification Proposal at the Annual Meeting, and (iii) that all expenses incurred in connection with the solicitation shall be paid by JDS1.

JDS1 has entered into separate letter agreements with each of the Nominees pursuant to which JDS1 has agreed to indemnify each of the Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. The indemnification does not apply to any claims made against any Nominee in connection with their service or action as directors of the Company, if so elected.

Each of the Nominees has granted Mr. Singer a power of attorney in connection with the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and the related filings to be made with the SEC.

Mr. Volshteyn is a party to an employment agreement with CCUR that was entered into on January 1, 2019 (the “Volshteyn Employment Agreement”). The Volshteyn Employment Agreement was subsequently amended on June 11, 2020 (the “First Amendment to the Volshteyn Employment Agreement,” and, together with the Volshteyn Employment Agreement, the “Amended Volshteyn Employment Agreement”). Pursuant to the Amended Volshteyn Employment Agreement, Mr. Volshteyn is entitled to receive the following compensation and benefits: (i) a base salary at an annualized rate of $183,000 per year based on the CCUR Compensation Committee’s most recent review of his salary, which amount will be reviewed annually by the CCUR Compensation Committee; (ii) participation in any bonus program established for senior executives of CCUR and any discretionary bonus awarded by the CCUR Compensation Committee; (iii) all restricted stock previously granted to Mr. Volshteyn will continue to vest during the term of the Amended Volshteyn Employment Agreement and Mr. Volshteyn will remain eligible for other equity awards as determined by the CCUR Compensation Committee; and (iv) all other employee benefit programs made available to other employees of CCUR. The Amended Volshteyn Employment Agreement also provides for the following: (i) in the event that Mr. Volshteyn voluntarily resigns, is terminated for Due Cause (as defined in the Amended Volshteyn Employment Agreement) or is provided with timely notice that CCUR will not renew the Amended Volshteyn Employment Agreement, compensation under the Amended Volshteyn Employment Agreement will end and Mr. Volshteyn will be entitled only to payment of compensation accrued and due through the date of termination; (ii) if the Amended Volshteyn Employment Agreement is terminated (A) directly by CCUR without Due Cause (as defined in the Amended Volshteyn Employment Agreement), or (B) constructively by CCUR Company without Due Cause ( as defined in the Amended Volshteyn Employment Agreement), Mr. Volshteyn will receive the following severance compensation (the “Severance Compensation”): (A) his salary at the time of termination during a six months’ (6) severance period from the date of termination or constructive termination; and (B) COBRA continuation coverage during the severance period under CCUR’s health plan for Mr. Volshteyn and his eligible dependents that were covered under the health plan at the time of his termination at the same premium charged to active employees during such period; (iii) payment of the Severance Compensation is contingent upon Mr. Volshteyn executing, and not revoking, a customary release of claims; and (iv) if Mr. Volshteyn is terminated for any reason, he is prohibited from competing with CCUR, soliciting its customers or trying to hire its employees for the period in which he receives Severance Compensation, if any, plus one year. In connection with Mr. Volshteyn’s appointment as CCUR’s Chief Executive Officer in July 2021, Mr. Volshteyn’s base salary was increased to an annualized rate of $210,000 per year.

During CCUR’s last three fiscal years and through the most practicable date prior to the filing of this Proxy Statement, Mr. Volshteyn’s compensation from CCUR was as follows: (i) fiscal year ending June 30, 2022: $179,529.03 in salary, $200,000.00 in non-equity incentive compensation, $153,915.39 in restricted stock awards (fair value on grant date), $0.00 in stock option grants (fair value on grant date), $0.00 in other compensation, and $533,444.42 in total compensation; (ii) fiscal year ended June 30, 2021: $178,071.52 in salary, $120,000.00 in non-equity incentive compensation, $61,950.00 in restricted stock awards (fair value on grant date), $0.00 in stock option grants (fair value on grant date), $0.00 in other compensation, and $360,021.52 in total compensation; (iii) fiscal year ended June 30, 2020: $170,982.56 in salary, $69,623.32 in non-equity incentive compensation, $73,500.00 in restricted stock awards (fair value on grant date), $0.00 in stock option grants (fair value on grant date), $0.00 in other compensation, and $314,105.88 in total compensation; and (iv) fiscal year ended June 30, 2019: $83,466.88 in salary, $0.00 in non-equity compensation, $66,420.00 in restricted stock awards (fair value on grant date), $0.00 in other compensation, and $149,886.88 in total compensation. CCUR also made retirement plan matching contributions on behalf of Mr. Volshteyn in the following amounts: (i) fiscal year ending June 30, 2022 (through the date hereof): $9,634.18; (ii) fiscal year ended June 30, 2021: $8,960.51; (iii) fiscal year ended June 30, 2020: $9,297.91; and (iv) fiscal year ended June 30, 2019: $0.00.

From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus Acquisition Corporation (formerly Nasdaq: TMTS, TMTSW, and TMTSU), a special purpose acquisition corporation focused on the technology, media, and telecom (TMT) industry that completed a business combination transaction with NextNav Inc. (Nasdaq: NN) in October 2021. CCUR was one of two managing members of Spartacus Sponsor LLC, the sponsor of, and controlling shareholder in, Spartacus Acquisition Corporation. For serving as Chief Financial Officer and a member of the Board of Directors of Spartacus Acquisition Corporation, Spartacus Sponsor LLC paid Mr. Volshteyn, as compensation, 25,000 shares of common stock in Spartacus Acquisition Corporation. In addition, Mr. Volshteyn was indemnified, and insured against liability, for serving as an officer and a director of Spartacus Acquisition Corporation

From September 2020 to October 2021, Ms. Lombard also served as a member of the Board of Directors at Spartacus Acquisition Corporation. While a member of the Board of Directors at Spartacus Acquisition Corporation, Ms. Lombard served as chair of the Board’s audit committee. CCUR was one of two managing members of Spartacus Sponsor LLC, the sponsor of, and controlling shareholder in, Spartacus Acquisition Corporation. For serving as a member of the Board of Directors of Spartacus Acquisition Corporation, Spartacus Sponsor LLC paid Ms. Lombard, as compensation, 25,000 shares of common stock in Spartacus Acquisition Corporation. In addition, Ms. Lombard was indemnified, and insured against liability, for serving as a director of Spartacus Acquisition Corporation.

Since May 2020, Ms. Lombard has served as a non-employee director of INNOVATE Corp. (NYSE: VATE), formerly known as HC2 Holdings, Inc. Mr. Lombard was first appointed to the Board of Directors of INNOVATE Corp. pursuant to a Cooperation Agreement, by and among INNOVATE Corp., MG Capital Management Ltd., Percy Rockdale LLC, and Rio Royal LLC, and entered into on May 13, 2020. Pursuant to a separate agreement with INNOVATE Corp., also entered into on May 13, 2020, to which JDS1 and CCUR were each a party to, JDS1 and CCUR agreed to support INNOVATE Corp.’s slate of director nominations for its 2020 annual meeting of stockholders, which slate of nominations included Ms. Lombard. JDS1 and CCUR also agreed to certain standstill provisions that restricted JDS1 and CCUR, during the agreement’s standstill period, from taking certain actions with respect to INNOVATE Corp. At the time that Ms. Lombard joined the Board of Directors of INNOVATE Corp. in May 2020, JDS1, CCUR, and Mr. Singer were investors in INNOVATE Corp. and held, in the aggregate, beneficial ownership of more than 5% of the common stock of INNOVATE Corp. As of the date hereof, none of JDS1, CCUR, or Mr. Singer beneficially own any of the common stock of INNOVATE Corp.

As a non-employee member of the Board of Directors of INNOVATE Corp., Ms. Lombard is entitled to the same compensation paid to other non-employee directors of INNOVATE Corp., including an annual retainer, compensation for serving as a committee member, compensation for serving as a committee chair, and an annual equity grant of restricted stock. As a non-employee member of the Board of Directors of INNOVATE Corp., Ms. Lombard is also entitled to the same indemnification and liability insurance protections provided to other non-employee members of the Board of Directors of INNOVATE Corp. Since joining the Board of Directors of INNOVATE Corp. in May 2020, Ms. Lombard’s

compensation as a non-employee member of the Board of Directors of INNOVATE Corp. has been as follows (including compensation for the current fiscal year ending June 30, 2022 that has not yet been paid): (i) fiscal year ended June 30, 2021: $50,077 in fees earned or paid in cash, $97,866 in restricted stock awards, and $147,943 in aggregate non-employee director compensation; and (ii) fiscal year ending June 30, 2022 and through the Record Date: $86,750 in fees earned or paid in cash, $89,998 in restricted stock awards, and $176,748 in aggregate non-employee director compensation.

Mr. Stecker is the Chairman of the Board, President, and Chief Executive Officer and a member of the Board of Directors of Evolving Systems. Mr. Singer, Mr. Oros, and Mr. Volshteyn are also members of the Board of Directors of Evolving Systems. According to that certain Schedule 13D/A filed with the SEC by Karen Singer on March 16, 2022, Ms. Singer beneficially owns 4,212,414 shares of Evolving Systems’ issued and outstanding common stock, which represents approximately 34.4% of Evolving Systems’ issued and outstanding common stock. Ms. Singer is the mother of Mr. Singer.

Mr. Stecker is a party to an employment agreement with Evolving Systems that was entered into on July 17, 2019 (the “Stecker Employment Agreement”). The Stecker Employment Agreement provides for the following: (i) Mr. Stecker will receive annual base salary of $300,000 and be eligible for incentive compensation of between 20% and 50% of his base compensation upon achievement of quarterly and annual incentive compensation targets established by Evolving Systems’ Board of Directors; (ii) Mr. Stecker will receive 5 weeks of annual Paid Time Off (PTO); (iii) Mr. Stecker will be employed “at-will”; (iv) if Evolving Systems terminates the employment of Mr. Stecker for reasons other than cause or disability, or Mr. Stecker resigns for “Good Reason,” as defined in the employment agreement, Evolving Systems will pay Mr. Stecker severance equal to 12 months of Mr. Stecker’s base salary and 100% of Mr. Stecker’s target incentive compensation (referred to in the employment agreement as “Base Severance”); (v) Evolving Systems will also pay a proportionate amount of Mr. Stecker’s health and dental insurance premiums, based upon the same proportion Evolving Systems paid at the time Mr. Stecker’s employment was terminated, for a period of 12 months, or until Mr. Stecker obtains substitute insurance; (vi) severance and insurance premium payments will be made in equal installments over the 12-month period, based upon Evolving Systems’ normal payroll practices; (vii) in the event of the occurrence of a Change in Control, as defined in the Stecker Employment Agreement, 50% of Mr. Stecker’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards, if any, will vest; (viii) in the event Evolving Systems terminates Mr. Stecker’s employment without Cause (as defined in the Stecker Employment Agreement) or Mr. Stecker resigns for Good Reason within 180 days before or 365 days after a Change of Control, Mr. Stecker is entitled to receive Base Severance as well as additional severance (referred to in the Stecker Employment Agreement as “Enhanced Severance”) as follows: (A) Mr. Stecker, if terminated, will be entitled to additional payments equal to 6 months of his respective base salary and 50% of his target incentive compensation in the year of termination; (B) Mr. Stecker will be entitled to be reimbursed for expenses incurred for tax advice, in an amount not to exceed $7,500; and (C) Mr. Stecker’s unvested stock options, shares of restricted stock and any other unvested equity awards will vest; (ix) following the termination of Mr. Stecker’s employment, he will not compete with Evolving Systems, or solicit or entice any employee of Evolving Systems to leave the employ of Evolving Systems or interfere with Evolving Systems’ relationship with a customer during the extended period of time that Enhanced Severance is paid.

On May 22, 2020, Evolving Systems entered into an amendment to the Stecker Employment Agreement (the “Stecker Employment Agreement Amendment”). The Stecker Employment Agreement Amendment provides for the following: (i) Mr. Stecker shall be eligible for an annual incentive bonus (“Incentive Compensation”) of 60% of his then current base salary as determined by Evolving Systems’ Board of Directors in its sole discretion, provided that should Evolving Systems substantially achieve its base operating plan as adopted by Evolving Systems’ Board of Directors, the annual incentive amount will be subject to a minimum of 15% of annual base compensation; (ii) the minimum bonus consideration of 15% will be earned if the average attainment relative to the Plan for Revenue and EBITDA approved by the Evolving Systems Board of Directors is at least 100%, subject to a minimum attainment in each of at least 95%; (iii) bonus amounts above the minimum will be determined at the sole discretion of Evolving Systems’ Board of Directors; and (iv) Evolving Systems will pay annual Incentive Compensation at the time(s) determined by Evolving Systems, but in no event later than March 15 of the calendar year following the year in Mr. Stecker’s right to the Incentive Compensation arises.

During Evolving Systems’ last three fiscal years and through the most recent practicable date prior to the filing of this Proxy Statement, Mr. Stecker’s compensation from Evolving Systems was as follows: (i) fiscal year ending December 31, 2022 (through the Record Date): $88,767 in salary, $0 in non-equity incentive compensation, $285,000 in restricted stock awards (fair value on grant date), $0 in stock option grants (fair value on grant date), and $373,767 in total compensation; (ii) fiscal year ended December 31, 2021: $300,000 in salary, $505,000 in non-equity incentive compensation, $0 in restricted stock awards (fair value on grant date), $0 in stock option grants (fair value on grant date), and $805,000 in total compensation; (iii) fiscal year ended December 31, 2020: $300,000 in salary, $45,000 in non-equity incentive compensation, $0 in restricted stock awards (fair value on grant date), $0 in stock option grants (fair value on grant date), and $345,000 in total compensation; and (iv) fiscal year ended December 31, 2019: $295,000 in salary, $45,000 in non-equity compensation, $0 in restricted stock awards (fair value on grant date), $0 in stock option grants (fair value on grant date), $60,000 in other compensation, and $400,000 in total compensation. Evolving Systems also made retirement plan matching contributions on behalf of Mr. Stecker in the following amounts: (i) fiscal year ending December 31, 2022 (through the Record Date): $2,663; (ii) fiscal year ended December 31, 2021: $8,700; (iii) fiscal year ended December 31, 2020: $10,350; and (iv) fiscal year ended December 31, 2019: $0. Additional information regarding Mr. Stecker’s compensation from Evolving Systems is contained in Evolving Systems’ Proxy Statement Filings on Schedule 14A as filed with the SEC on April 30, 2021, April 29, 2020, and April 30, 2019, and the disclosures contained therein with respect to Mr. Stecker’s compensation arrangements with Evolving Systems are incorporated by reference herein.

Since January 2022, Mr. Volshteyn has served as a non-employee member of the Board of Directors of Evolving Systems. As a non-employee member of Evolving Systems’ Board of Directors, Mr. Volshteyn is entitled to the same compensation paid to other non-employee directors of Evolving Systems, including an annual retainer, compensation for serving as a committee chair, and an annual equity grant of restricted stock. As a non-employee member of Evolving Systems’ Board of Directors, Mr. Volshteyn is also entitled to the same indemnification and liability insurance protections provided to other non-employee members of the Evolving Systems Board of Directors. Since joining Evolving Systems’ Board of Directors in January 2022 and through the most recent practicable date prior to the filing of this Proxy Statement, Mr. Volshteyn’s compensation as a non-employee member of the Board of Directors of Evolving Systems was as follows $5,425 in fees earned or paid in cash, $28,500 in stock awards, and $33,925 in aggregate non-employee director compensation.

Ms. Lombard presently serves as a consultant to TAR Holdings LLC, a New Jersey limited liability company (“TAR Holdings”). Ms. Lombard has served as a consultant to TAR Holdings since 2015. Karen Singer is the managing member of TAR Holdings and holds sole voting and dispositive power over TAR Holdings. Ms. Singer is the mother of Mr. Singer. For Ms. Lombard’s services as a consultant to TAR Holdings, she is paid $9,750 per month by TAR Holdings. Since January 1, 2019, and through the Record Date, Ms. Lombard has been paid an aggregate of $380,250 by TAR Holdings.

Mr. Stecker is a non-employee member of the Board of Directors of SeaChange International, Inc. (“SeaChange”), having joined such Board in February 2021. Mr. Singer is also a member of the Board of Directors of SeaChange. According to that certain Schedule 13D/A filed with the SEC by Karen Singer and TAR Holdings on February 15, 2022, Ms. Singer beneficially owns 6,067,616 shares of SeaChange’s issued and outstanding common stock, which comprises approximately 12.3% of SeaChange’s issued and outstanding common stock.

As a non-employee member of SeaChange’s Board of Directors, Mr. Stecker is entitled to the same compensation paid to other non-employee directors of SeaChange, including an annual retainer, compensation for serving as a committee member, compensation for serving as a committee chair, and an annual equity grant of restricted stock units. New non-employee directors also receive an initial grant of restricted stock units or stock options in lieu of restricted stock units. As a non-employee member of SeaChange’s Board of Directors, Mr. Stecker is also entitled to the same indemnification and liability insurance protections provided to other non-employee members of the SeaChange’s Board of Directors. Since joining the SeaChange Board of Directors in February 2021 and through the Record Date, Mr. Stecker’s compensation as a non-employee member of the Board of Directors of SeaChange was as follows $86,875 in fees earned or paid in cash, $250,000 in restricted stock awards (fair value on grant date), $43,100 in stock options (fair value on grant date), and $379,975 in aggregate non-employee director compensation.

With respect to Ms. Lombard’s directorship at Alaska Communications Systems Group, Inc. (formerly Nasdaq: ALSK), Ms. Lombard came to such directorship as the result of having been introduced or recommended to such company by Karen Singer, who was, at such time, an investor in such company, either directly or through TAR Holdings, an entity over which she has sole voting and dispositive power. With respect to Ms. Lombard’s directorship at INNOVATE Corp. (NYSE: VATE), formerly known as HC2 Holdings, Inc., Ms. Lombard came to such directorship as the result of having been introduced or recommended to such company (and to investors in the company) by JDS1 and CCUR, which were, at such time, investors in such company. With respect to Ms. Lombard’s directorship at Spartacus Acquisition Corporation (formerly Nasdaq: TMTS, TMTSW, and TMTSU), Ms. Lombard came to such directorship as the result of having been introduced or recommended to such company (and to an investor in the company) by CCUR, which was, at such time, an investor in such company’s sponsor, Spartacus Sponsor LLC.

With respect to Mr. Stecker’s directorships and/or other roles at Evolving Systems, Inc. (Nasdaq: EVOL), HealthWarehouse.com Inc. (OTCMKTS: HEWA), Live Microsystems, Inc. (OTC: LMSC), MRV Communications (Nasdaq: MRVC), SeaChange International, Inc. (Nasdaq: SEAC), and SITO Mobile, Ltd. (OTC: SITOQ), Mr. Stecker came to such directorships and/or other roles as the result of having been introduced or recommended to such company (and/or to one or more investors in such company) by Karen Singer, who was, at such time, and may continue to be, an investor in such company, either directly or through TAR Holdings, an entity over which she has sole voting and dispositive power.

With respect to Mr. Volshetyn’s current and past roles at CCUR, Mr. Volshetyn came to such roles as the result of having been introduced or recommended to such company by JDS1 which was, at such time, and continues to be, a significant investor in CCUR. With respect to Mr. Volshetyn’s directorship at Evolving Systems (Nasdaq: EVOL), Mr. Volshetyn came to such directorship as the result of having been introduced or recommended to such company by Karen Singer, who was, at such time, and continues to be, an investor in such company. With respect to Mr. Volshetyn’s directorship and position as Chief Financial Officer at Spartacus Acquisition Corporation (formerly Nasdaq: TMTS, TMTSW, and TMTSU), Mr. Volshetyn came to such directorship and position as the result of having been introduced or recommended to such company (and to an investor in the company) by CCUR, which was, at such time, an investor in such company’s sponsor, Spartacus Sponsor LLC.

Except as disclosed in this Proxy Statement, there are no arrangements or understandings between the members of the JDS1 Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting, and/or the proposal of the Declassification Proposal.

Except as disclosed in this Proxy Statement, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Board is asking the stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Table and other related disclosure.”

As disclosed in the Company’s proxy statement, the stockholder vote on the say-on-pay proposal is an advisory vote only and is not binding on the Board or the Company. Nevertheless, the Company has disclosed that, to the extent there is a significant vote against the Company’s named executive officer compensation as disclosed in the Company’s proxy statement, the Board’s Compensation Committee will evaluate whether any actions are necessary to address the concerns of the Company’s stockholders.

[WE MAKE NO RECOMMENDATION] WITH RESPECT TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND INTEND TO VOTE OUR SHARES “[FOR / AGAINST]” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Board’s Audit Committee has recommended, and the Board has approved, the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Company is submitting the appointment of EisnerAmper LLP for ratification by the stockholders at the Annual Meeting.

As disclosed in the Company’s proxy statement, even though stockholder approval of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm is not required by law, the Company is submitting the appointment of EisnerAmper LLP to stockholders for ratification. The Company has further disclosed that if the appointment of EisnerAmper LLP is not ratified at the Annual Meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm.

WHILE WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, WE INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

DECLASSIFICATION OF THE BOARD

JDS1 intends to present at the Annual Meeting a non-binding proposal requesting that the Board take the steps necessary to declassify the Board in the most expeditious manner available under the DGCL, but in a manner that does not affect the unexpired terms of the previously elected directors, and to require that all directors stand for election annually. The Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, currently requires that the Board be divided into three classes having staggered three-year terms such stockholders can only vote on a portion of the Board in any given year.

We believe that holding directors accountable is of paramount importance and that the election of directors is the most powerful way that stockholders hold directors accountable. It is our belief that the classification of the Board is not in the best interests of the Company and its stockholders because it reduces accountability and is an unnecessary anti-takeover device. Once the staggered board is completely eliminated, each director would be required to stand for election annually. We believe that such annual accountability would serve to keep directors closely focused on the performance of top executives and on maximizing stockholder value.

We also believe that a classified board protects the incumbency of the Board and current management, which in turn limits accountability to stockholders. We believe that the Company’s corporate governance procedures and practices, and the level of accountability they impose on the Board and management influence the financial performance of the Company. We also believe that if the Board was to take steps necessary to declassify its Board, it would be a strong statement that the Board is committed to good corporate governance and the Company’s long-term financial performance.

Accordingly, we urge stockholders to approve the following resolution:

RESOLVED, that the stockholders of Catalyst Biosciences, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually. The declassification of the Board of Directors shall be done in the most expeditious manner available under the Delaware General Corporation Law.

The Declassification Proposal is non-binding on the Company. If elected, the Nominees would advocate that the Board follow the recommendations of the Declassification Proposal, if approved by the stockholders. However, we recognize that there can be no assurance that the recommendations in the Declassification Proposal would be acted upon, since the Nominees would constitute a minority of the Board.

Adoption of the Declassification Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” THE APPROVAL OF THE

DECLASSIFICATION PROPOSAL ON THE ENCLOSED GOLD PROXY CARD.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, JDS1 believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the Declassification Proposal, [FOR / AGAINST] the advisory vote on executive compensation and FOR the ratification of the Company’s appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Based on publicly available information, we believe the current Board intends to nominate three (3) candidates for election as Class I directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our three (3) Nominees as Class I directors. Accordingly, the enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. As explained below, the Company has a plurality vote standard for contested director elections so the three (3) nominees for director receiving the highest vote totals will be elected as directors of the Company. The participants in this solicitation intend to vote the JDS1 Group Shares in favor of the Nominees. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s nominees.

While we currently intend to vote all of the JDS1 Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the JDS1 Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the JDS1 Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the JDS1 Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Annual Meeting as marked.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

Abstentions or withheld votes are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum but will not be voted on the proposals.

Votes Required For Approval

Election of Directors. The Company has adopted a plurality vote standard for non-contested and contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested and, accordingly, the three (3) candidates receiving the highest number of “FOR” votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the election of directors.

Declassification Proposal. [According to the Company’s proxy statement for the Annual Meeting,] although the vote is non-binding, assuming that a quorum is present, approval of the Declassification Proposal requires the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. [The Company has indicated that] abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Advisory Vote on Executive Compensation. [According to the Company’s proxy statement for the Annual Meeting,] although the vote is non-binding, assuming that a quorum is present, approval of the advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. [The Company has indicated that] abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Ratification of the Appointment of Registered Public Accounting Firm. [According to the Company’s proxy statement for the Annual Meeting,] assuming that a quorum is present, approval of the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. [The Company has indicated that] abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any of the matters discussed herein that are to be acted upon at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with JDS1’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to JDS1 in care of Kingsdale at the address set forth on the back cover of this Proxy Statement or to the Company at Catalyst Biosciences, Inc., Attention: Corporate Secretary, 611 Gateway Boulevard, Suite 710, South San Francisco, California 94080, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to JDS1 in care of Kingsdale at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, Kingsdale may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and the approval of the Declassification Proposal.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD AND FOR THE APPROVAL OF THE DECLASSIICATION PROPOSAL, PLEASE SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD

IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by JDS1 and the other participants named in this Proxy Statement. Proxies may be solicited by mail, facsimile, telephone, email, internet, including social media, other electronic means, in person, and by advertisements.

JDS1 has entered into an agreement with for proxy solicitation and strategic advisory services in connection with the solicitation of proxies from the Company’s stockholders for the Annual Meeting, for which Kingsdale Advisors will receive a fee for such services not to exceed $105,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Kingsdale Advisors will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. Kingsdale will request banks, brokerage houses and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. JDS1 will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Kingsdale Advisors will employ approximately 20 persons to solicit stockholders for the Annual Meeting. In addition, officers, directors, members, and certain other employees of JDS1 and the other participants named herein may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

The entire expense of soliciting proxies is being borne by JDS1. Costs incurred in connection with this solicitation of proxies are currently estimated to be approximately $[●] (including, but not limited to, fees for attorneys, solicitors, and other advisors, and other costs incidental to the solicitation). JDS1 estimates that, through the date hereof, its expenses in connection with this solicitation are approximately $[●]. To the extent legally permissible, if JDS1 is successful at the Annual Meeting in having (i) one or more of the Nominees elected, and/or (ii) the Declassification Proposal approved, JDS1 intends to seek reimbursement from the Company for the entire expense it incurs in connection with this solicitation. JDS1 does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are JDS1, CCUR, CIDM II, Mr. Singer, Mr. Oros, and the Nominees.

As of the date hereof, the participants in this solicitation beneficially owned, in the aggregate, 1,651,132 Shares, representing approximately 5.25% of the issued and outstanding shares of Common Stock. The aggregate percentage of shares of Common Stock reported as owned by the participants is based upon 31,477,053 shares of Common Stock outstanding, which is the total number of shares of Common Stock outstanding as of March 25, 2022, as reported in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022.

The address of the principal offices of each of JDS1, CIDM II, and Mr. Singer is 2200 Fletcher Avenue, Suite 501, Fort Lee, New Jersey 07024. The address of the principal office of CCUR is 3800 N Lamar Boulevard, Suite 200, Austin, Texas 78756. The address of the principal office of Mr. Oros is 702 W. Lake Avenue, Baltimore, Maryland 21210. The address of the principal office of Ms. Lombard is 44 Morse Avenue, Bloomfield, NJ 07003. The address of the principal office of Mr. Stecker is c/o Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, CO 80112. The address of the principal office of Mr. Volshteyn is c/o CCUR Holdings, Inc., 3800 N Lamar Boulevard, Suite 200, Austin, Texas 78756.

The principal business of JDS1 is investing in securities and engaging in all related activities and transactions. The principal occupation of Mr. Singer is serving as the managing member of JDS1 and investing assets held in JDS1 and other entities. The principal business of CCUR is financial services and real estate operations, as well as actively exploring the acquisition of operating businesses that provide capital appreciation opportunities. The principal business of CIDM II is serving as the asset manager to CCUR. The principal occupation of Mr. Oros is serving as the Founding Partner of Gamma 3 LLC. The principal occupation of Ms. Lombard is serving as an independent consultant and as the principal of Shelly Lombard, LLC. The principal occupation of Mr. Stecker is serving as the Chairman, President and Chief Executive Officer of Evolving Systems, Inc. The principal occupation of Mr. Volshteyn is serving as the President and Chief Executive Officer of CCUR.

Each of JDS1, CCUR, and CIDM II is organized under the laws of the State of Delaware. Ms. Lombard and Messrs. Singer, Oros, Stecker, and Volshteyn are citizens of the United States of America.

As of date hereof, JDS1 is the direct beneficial owner of 780,432 shares of Common Stock. As of the date hereof, CCUR is the direct beneficial owner of 532,100 shares of Common Stock. Each of JDS1 and Mr. Singer may be deemed affiliates of CCUR due to JDS1’s beneficial ownership of 1,656 shares of CCUR’s issued and outstanding common stock, which comprises approximately 59% of CCUR’s issued and outstanding common stock. Accordingly, as an affiliate of CCUR, JDS1 may also be deemed to beneficially own the 532,100 shares of Common Stock beneficially owned and held directly by CCUR and, including such shares of Common Stock, JDS1 may be deemed to beneficially own, in the aggregate, 1,312,532 shares of Common Stock. As of the date hereof, as the asset manager to CCUR, CIDM II may be deemed to beneficially own the 532,100 shares of Common Stock that CCUR is the direct beneficial owner of. As of the date hereof, Mr. Singer, as the managing member and the sole member of each of JDS1 and CIDM II, may be deemed to beneficially own 1,312,532 shares of Common Stock beneficially owned in the aggregate by JDS1 and CIDM II. Mr. Volshetyn, one of the Nominees, is the President and Chief Executive Officer of CCUR. Mr. Singer does not directly own any shares of Common Stock. As of the date hereof, Mr. Oros beneficially owned 338,600 shares of Common Stock, which shares of Common Stock are held directly by him. As of the date hereof, none of the Nominees beneficially owned any shares of Common Stock. As disclosed above, CCUR, where Mr. Volshteyn serves as the President and Chief Executive Officer, is the direct beneficial owner of 532,100 shares of Common Stock.

The shares of Common Stock purchased by JDS1 were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted in Schedule I. The shares of Common Stock purchased by CCUR were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted in Schedule I. The shares of Common Stock purchased by Mr. Oros were purchased with personal funds in open market purchases, except as otherwise noted in Schedule I.

Each participant in this solicitation may be deemed to be a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 1,651,132 shares of Common Stock owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she, or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

On February 14, 2019, CCUR entered into a management agreement, as amended from time to time (the “Management Agreement”), with CIDM LLC (and subsequently assigned to CIDM II). Mr. Singer serves as the managing member and sole member of CIDM II. Pursuant to the Management Agreement, CIDM II (i) provides CCUR with advisory services with respect to the management and allocation of CCUR’s assets, and (ii) exercises discretionary management authority over CCUR’s trading portfolio of marketable securities which includes shares of the Common Stock. CIDM II receives the following compensation for performance under the Management Agreement: (i) an annual management fee equal to 2% of the fair market value of the Assets (as defined in the Management Agreement), payable quarterly in arrears, which payment may be made in cash or through the issuance of contractual stock appreciation rights (“SARs”); (ii) a performance fee, calculated as of the end of each Performance Period (as defined in the Management Agreement), which shall be equal to 20% of the appreciation of end-of-fiscal year net asset value as calculated pursuant to CCUR’s 2019 CCUR Bonus Plan, payable quarterly in arrears through the issuance of SARs; and (iii) a quarterly cash payment of $50,000 for full satisfaction of the related expenses of CIDM II. For purposes of the Management Agreement, “Performance Period” means, with respect to all of the Assets, the period initially commencing on February 14, 2019 (the date of the Management Agreement) and ending on the earliest of (A) December 31 of each year, or (B) any termination of the Management Agreement by either party; and a new Performance Period shall be deemed to commence on the day immediately following the last day of the preceding Performance Period, except in the instance of a termination of the Management Agreement. Pursuant to the 2019 CCUR Bonus Plan, “net asset value” is generally calculated as the amount equal to: (A) total assets (as reflected on CCUR’s audited Balance Sheet for the then-ended calendar year), less (B) all indebtedness and other liabilities of CCUR reflected on such Balance Sheet and determined in accordance with GAAP, including those related to CCUR’s investments to the extent not taken into account in the calculation of the fair market value of such investments included in total assets; provided that for such purposes, the derivative attributable to the conversion feature in any series of preferred stock that CCUR may issue will not be considered a liability. On June 4, 2020, CCUR entered into an Omnibus Amendment Regarding the Management Agreement and SARs Agreements (the “Omnibus Amendment”) by and among CCUR, CIDM II, and CIDM LLC amending certain terms of the Management Agreement, to provide, among other things, that (i) the management fee due to CIDM II shall continue to be payable in SARs for services rendered through the quarter ended June 30, 2020 and thereafter, the management fee shall be payable in cash; (ii) the performance fee shall continue to be payable in SARs, but shall be paid annually in arrears; (iii) the cash value of a SAR grant for the purpose of determining the amount by which it reduces the fees payable under the Management Agreement shall equal $3.50 per Appreciation Right (as defined therein); (iv) the value of the assets on which the management fee and performance fee are based shall be adjusted to exclude any deferred tax assets of CCUR; and (v) prior and future SARs granted under the Management Agreement are exercisable immediately as of the date of grant, subject to any restrictions in the applicable agreement. The Omnibus Amendment also provides that “Performance Period” shall mean, with respect to all of the Assets, the period initially commencing on January 1, 2020 and ending on the earliest of (x) December 31 of each year, or (y) any termination of the Management Agreement by either party; and a new Performance Period shall be deemed to commence on the day immediately following the last day of the preceding Performance Period, except in the instance of a termination of the Management Agreement. Mr. Singer, as the sole member and managing member of CIDM II, may be deemed to earn the performance fee to which CIDM II is entitled in respect of the marketable securities that CIDM II manages on behalf of CCUR, including the Common Stock held by CCUR.

On March 15, 2022, JDS1, acting pursuant to Section 220 of the DGCL delivered the JDS1 Inspection Demand to the Company demanding the right to inspect and make copies of certain books, records, and documents of the Company relating, in large part. to the record and beneficial ownership of the Common Stock. On April 20, 2022, JDS1 filed a complaint against the Company in the Delaware Court of Chancery seeking to compel the Company to produce the documents responsive to the JDS1 Inspection Demand and requesting that the Delaware Court of Chancery order the Company to pay reasonable attorneys’ fees and expenses incurred in connection with the JDS1 Inspection Demand and the related litigation. On April 27, 2022, JDS1 was informed by the Delaware Chancery Court that the Court had scheduled, for May 6, 2022, a hearing on JDS1’s Motion for Expedited Proceedings.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xii) no participant in this solicitation holds any positions or offices with the Company; (xiii) no participant in this solicitation has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the participants in this solicitation has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

Except as set forth in this Proxy Statement, there are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Except as set forth in this Proxy Statement, with respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

JDS1 is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which JDS1 is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Kingsdale, at the address set forth on the back cover of this Proxy Statement or call Kingsdale, in North America, toll-free at 1-888-302-5677 and, outside North America, call collect at 416-867-2272. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, we were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information provided herein relating to any person (other than the participants in this solicitation) is provided only to the knowledge of JDS1.

This Proxy Statement is dated May [●], 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

[According to the Company’s proxy statement], stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for its 2023 annual meeting of stockholders (the “2023 Annual Meeting”), the Company’s Secretary must receive the written proposal at the Company’s principal executive offices not later than [●]. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be address to the attention of the Company’s Secretary at its principal executive offices at 611 Gateway Boulevard, Suite 710, South San Francisco, California 94080.

[According to the Company’s proxy statement for the Annual Meeting,] the Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in the Company’s proxy materials. [According to the Company’s proxy statement for the Annual Meeting,] stockholders must provide notice of any business that they wish to submit for consideration at the Company’s 2023 annual meeting of stockholders to the Company, and addressed to the attention of the Company’s Secretary, at the Company’s principal executive offices at 611 Gateway Boulevard, Suite 710, South San Francisco, California 94080 no later than [●] and no earlier than [●]. However, [according to the Company’s proxy statement,] if the date of the 2023 annual meeting of stockholders advances by more than thirty (30) days or is delayed by more than sixty (60) days from June 8, 2023 (the first anniversary of the date of the Annual Meeting), the deadline will instead be not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) days prior to such annual meeting, the close of business on the tenth (10th) day following such first public disclosure.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the Annual Meeting is based on information contained [in the Company’s proxy statement for the Annual Meeting and] the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by JDS1 that such procedures are legal, valid, enforceable, or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, we were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

JDS1, LLC

May [●], 2022

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS

DURING THE PAST TWO YEARS

JDS1, LLC

Nature of the Transaction	Securities Purchased/(Sold)	Price ($)	Date of Purchase / Sale
Purchase of Common Stock	9,900	28.1823	2/21/2018
Purchase of Common Stock	5,100	27.0422	2/22/2018
Purchase of Common Stock	2,500	24.8379	2/23/2018
Purchase of Common Stock	5,000	25.7750	2/27/2018
Short Sale of Put Option (Open)- Puts@$20;4/20/18[1]	(2,000)	1.5000	2/28/2018
Short Sale of Put Option (Open)- Puts@$22.50;6/15/18[2]	(5,000)	2.2500	3/5/2018
Short Sale of Put Option (Open)- Puts@$22.50;4/20/18[3]	(10,000)	0.8920	3/7/2018
Short Sale of Put Option (Open)- Puts@$22.50;4/20/18[4]	(2,500)	1.1500	3/9/2018
Short Sale of Put Option (Open)- Puts@$22.50;5/18/18[5]	(10,000)	1.5000	3/20/2018
Short Sale of Put Option (Open)- Puts@$20;6/15/18[6]	(10,000)	1.5500	4/12/2018

_________________

[1] Represents American-style put options sold short in the over-the-counter market. These put options expired on April 20, 2018.

[2] Represents American-style put options sold short in the over-the-counter market. These put options expired on June 15, 2018.

[3] Represents American-style put options sold short in the over-the-counter market. These put options expired on April 20, 2018.

[4] Represents American-style put options sold short in the over-the-counter market. These put options expired on April 20, 2018.

[5] Represents American-style put options sold short in the over-the-counter market. These put options expired on May 18, 2018.

[6] Represents American-style put options sold short in the over-the-counter market. These put options expired on June 15, 2018.

Short Sale of Put Option (Open)- Puts@$25;5/18/18[7]	(20,000)	0.7620	4/27/2018
Short Sale of Put Option (Open)- Puts@$25;6/15/18[8]	(10,000)	1.5000	5/7/2018
Short Sale of Put Option (Open)- Puts@$20;9/21/18[9]	(5,000)	2.0000	5/17/2018
Purchase of Common Stock	7,500	25.6124	5/22/2018
Purchase of Common Stock	2,500	23.6000	5/24/2018
Short Sale of Call Option- Calls@$25.00;6/15/18[10]	(5,000)	1.0500	6/14/2018
Sale of Common Stock (Call Assigned)	(5,000)	25.0000	6/15/2018
Purchase of Common Stock	10,000	10.1109	6/19/2018
Purchase of Common Stock	5,000	9.7500	6/19/2018
Purchase of Common Stock	25,000	10.1109	6/20/2018
Purchase of Call Options (Open) - Calls@$10;9/21/18[11]	400	2.5000	6/25/2018
Purchase of Call Options (Open) - Calls@$10;9/21/18[12]	5,000	2.8000	6/27/2018

_________________

[7] Represents American-style put options sold short in the over-the-counter market. These put options expired on May 18, 2018.

[8] Represents American-style put options sold short in the over-the-counter market. These put options expired on June 15, 2018.

[9] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 21, 2018.

[10] Represents American-style call options sold short in the over-the-counter market. These call options would have expired on June 15, 2018.

[11] Represents American-style call options purchased in the over-the-counter market. These call options would have expired on September 21, 2018.

[12] Represents American-style call options purchased in the over-the-counter market. These call options would have expired on September 21, 2018.

Short Sale of Put Option (Open)- Puts@$10;7/20/18[13]	(15,000)	0.6667	7/11/2018
Short Sale of Put Option (Open)- Puts@$10;8/17/18[14]	(5,000)	1.0000	7/13/2018
Purchase of Common Stock	20,000	12.2831	7/18/2018
Purchase of Common Stock	2,500	10.9490	7/19/2018
Purchase of Put Option (Close) - Puts@$10;7/20/18[15]	15,000	0.1500	7/20/2018
Short Sale of Put Option (Open)- Puts@$12.50;9/21/18[16]	(10,000)	3.2070	7/20/2018
Short Sale of Put Option (Open)- Puts@$7.50;12/21/18[17]	(10,000)	1.1500	7/20/2018
Short Sale of Put Option (Open)- Puts@$10;8/17/18[18]	(5,000)	0.7500	7/23/2018
Purchase of Common Stock (Put Assigned)[19]	4,200	20.0000	8/22/2018
Short Sale of Put Option (Open)- Puts@$10;10/19/18[20]	(5,000)	1.1000	9/10/2018
Purchase of Common Stock	300	9.9500	9/10/2018

_________________

[13] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on July 20, 2018.

[14] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 17, 2018.

[15] Represents American-style put options purchased in the over-the-counter market to cover short sales of American-style put options in the open market on July 11, 2018. These put options would have expired on July 20, 2018.

[16] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 21, 2018.

[17] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on December 21, 2018.

[18] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 17, 2018.

[19] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $20.00 and would have expired on September 21, 2018.

[20] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on October 19, 2018.

Sale of Common Stock	(300)	10.1116	9/10/2018
Purchase of Common Stock	5,000	9.9690	9/11/2018
Purchase of Common Stock	3,800	9.0500	9/18/2018
Purchase of Common Stock (Put Assigned)[21]	700	12.5000	9/19/2018
Purchase of Common Stock (Put Assigned)[22]	800	20.0000	9/21/2018
Purchase of Common Stock (Call Exercised)	400	10.0000	9/21/2018
Purchase of Common Stock (Call Exercised)	5,000	10.0000	9/21/2018
Purchase of Common Stock (Put Assigned)[23]	9,300	12.5000	9/21/2018
Purchase of Common Stock	4,000	10.1993	9/26/2018
Short Sale of Put Option (Open)- Puts@$10;10/19/18[24]	(25,000)	0.5250	10/1/2018
Short Sale of Put Option (Open)-Puts@$12.50;11/16/18[25]	(10,000)	2.2500	10/3/2018
Short Sale of Put Option (Open)- Puts@$12.50;11/16/18[26]	(5,000)	2.4000	10/5/2018

_________________

[21] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on September 21, 2018.

[22] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $20.00 and would have expired on September 21, 2018.

[23] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on September 21, 2018.

[24] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on October 19, 2018.

[25] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on November 16, 2018.

[26] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on November 16, 2018.

Short Sale of Put Option (Open)- Puts@$10;11/16/18[27]	(5,000)	0.9500	10/5/2018
Purchase of Common Stock	1,554	10.2000	10/8/2018
Purchase of Common Stock	1,201	10.2000	10/9/2018
Purchase of Common Stock	10,000	10.1577	10/10/2018
Short Sale of Put Option (Open)- Puts@$10;11/16/18[28]	(5,000)	1.0000	10/10/2018
Purchase of Common Stock	10,000	9.7061	10/11/2018
Purchase of Common Stock	3,087	10.0968	10/17/2018
Purchase of Common Stock (Put Assigned)[29]	30,000	10.0000	10/19/2018
Purchase of Common Stock	10,000	8.9820	10/24/2018
Short Sale of Put Option (Open)- Puts@$10;11/16/18[30]	(5,000)	1.2500	10/26/2018
Purchase of Common Stock	10,000	8.7499	10/30/2018
Short Sale of Put Option (Open)- Puts@$12.50;12/21/18[31]	(10,000)	2.5000	11/13/2018
Short Sale of Put Option (Open)- Puts@$10;12/21/18[32]	(4,700)	1.0500	11/14/2018

_________________

[27] Represents American-style put options sold short in the over-the-counter market. These put options expired on November 16, 2018.

[28] Represents American-style put options sold short in the over-the-counter market. These put options expired on November 16, 2018.

[29] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $10.00 and would have expired on October 19, 2018.

[30] Represents American-style put options sold short in the over-the-counter market. These put options expired on November 16, 2018.

[31] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on December 21, 2018.

[32] Represents American-style put options sold short in the over-the-counter market. These put options expired on December 21, 2018.

Purchase of Common Stock (Put Assigned)[33]	15,000	12.5000	11/16/2018
Short Sale of Put Option (Open)- Puts@$12.50;1/18/19[34]	(600)	2.7500	11/26/2018
Short Sale of Put Option (Open)- Puts@$10;1/18/19[35]	(5,000)	1.1000	11/27/2018
Short Sale of Put Option (Open)- Puts@$10;12/21/18[36]	(15,000)	0.8500	12/3/2018
Purchase of Common Stock	4,518	9.9000	12/6/2018
Short Sale of Put Option (Open)- Puts@$10;1/18/19[37]	(2,700)	1.2500	12/13/2018
Purchase of Common Stock	10,000	9.8991	12/13/2018
Purchase of Put Option (Close) - Puts@$7.50;12/21/18[38]	10,000	0.2000	12/19/2018
Purchase of Common Stock (Put Assigned)[39]	7,100	12.5000	12/19/2018
Purchase of Common Stock (Put Assigned)[40]	1,000	12.5000	12/20/2018

_________________

[33] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on November 16, 2018.

[34] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on January 18, 2019.

[35] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on January 18, 2019.

[36] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on December 21, 2018.

[37] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on January 18, 2019.

[38] Represents American-style put options purchased in the over-the-counter market to cover short sales of American-style put options in the open market on July 20, 2018. These put options expired on December 21, 2018.

[39] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on December 21, 2018.

[40] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on December 21, 2018.

Purchase of Common Stock (Put Assigned)[41]	2,500	10.0000	12/20/2018
Purchase of Common Stock (Put Assigned)[42]	1,900	12.5000	12/21/2018
Purchase of Common Stock (Put Assigned)[43]	4,700	10.0000	12/21/2018
Purchase of Common Stock (Put Assigned)[44]	12,500	10.0000	12/21/2018
Purchase of Common Stock	25,000	6.7900	12/21/2018
Purchase of Common Stock (Put Assigned)[45]	7,700	10.0000	1/18/2019
Purchase of Common Stock (Put Assigned)[46]	600	12.5000	1/18/2019
Short Sale of Put Option (Open)- Puts@$7.50;2/15/19[47]	(15,000)	0.2500	2/6/2019
Purchase of Common Stock	25,000	7.8499	2/8/2019
Liquidating Distribution[48]	55,978	8.1100	4/10/2019

_________________

[41] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $10.00 and would have expired on December 21, 2018.

[42] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on December 21, 2018.

[43] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $10.00 and would have expired on December 21, 2018.

[44] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $10.00 and would have expired on December 21, 2018.

[45] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $10.00 and would have expired on January 18, 2019.

[46] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $12.50 and would have expired on January 18, 2019.

[47] Represents American-style put options sold short in the over-the-counter market. These put options expired on February 15, 2019.

[48] Represents a liquidating distribution of Common Stock received from Actinium Capital LP, a Delaware limited partnership (“Actinium”), in connection with the liquidation and dissolution of Actinium. Prior to the liquidation and dissolution of Actinium, (i) Mr. Singer served as a Manager of Actinium’s General Partner, Actinium Capital GP LLC, and (ii) Mr. Oros’ son Erik Oros also served as a Manager of Actinium’s General Partner, Actinium Capital GP LLC.

Short Sale of Put Option (Open)- Puts@$7.50;7/19/19[49]	(15,000)	0.4000	5/29/2019
Short Sale of Call Option (Open)- Calls@$12.50;7/19/19[50]	(15,000)	0.1000	5/29/2019
Short Sale of Call Option (Open)- Calls@$12.50;7/19/19[51]	(5,000)	0.1500	7/5/2019
Short Sale of Call Options (Open)-Calls@$15;8/16/19[52]	(5,000)	15.0000	7/5/2019
Short Sale of Put Option (Open)- Puts@$7.50;12/20/19[53]	(11,300)	1.0000	7/18/2019
Short Sale of Put Option (Open)- Puts@$7.50;9/20/19[54]	(10,000)	0.7500	8/12/2019
Short Sale of Put Option (Open)- Puts@$7.50;12/20/19[55]	(5,000)	1.3900	8/13/2019
Purchase of Common Stock (Put Assigned)[56]	9,300	7.5000	9/18/2019
Purchase of Common Stock (Put Assigned)[57]	700	7.5000	9/20/2019

_________________

[49] Represents American-style put options sold short in the over-the-counter market. These put options expired on July 19, 2019.

[50] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[51] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[52] Represents American-style call options sold short in the over-the-counter market. These call options expired on August 16, 2019.

[53] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on December 20, 2019.

[54] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 20, 2019.

[55] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on December 20, 2019.

[56] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 20, 2019.

[57] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 20, 2019.

Purchase of Common Stock (Put Assigned)[58]	700	7.5000	11/20/2019
Purchase of Common Stock (Put Assigned)[59]	1,300	7.5000	12/5/2019
Purchase of Common Stock (Put Assigned)[60]	4,500	7.5000	12/16/2019
Purchase of Common Stock (Put Assigned)[61]	9,800	7.5000	12/20/2019
Purchase of Common Stock[62]	125,000	6.5000	2/13/2020
Short Sale of Put Option (Open)-Puts@$7.50;3/20/20[63]	(10,000)	1.0140	2/20/2020
Purchase of Common Stock	20,294	6.0438	2/26/2020
Purchase of Common Stock (Put Assigned)[64]	9,200	7.5000	3/18/2020
Purchase of Common Stock (Put Assigned)[65]	800	7.5000	3/20/2020
Short Sale of Put Option (Open)-Puts@$5;8/21/20[66]	(20,000)	0.3500	7/1/2020

_________________

[58] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on December 20, 2019.

[59] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 20, 2019.

[60] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 20, 2019.

[61] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 20, 2019.

[62]Represents shares of Common Stock purchased pursuant to the Company’s underwritten public offering.

[63] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on March 20, 2020.

[64] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on March 20, 2020.

[65] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on March 20, 2020.

[66] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 21, 2020.

Short Sale of Put Option (Open)-Puts@$5;8/21/20[67]	(10,000)	0.3000	7/1/2020
Short Sale of Put Option (Open)-Puts@$5;8/21/20[68]	(1,300)	0.4500	7/14/2020
Short Sale of Put Option (Open)-Puts@$5;9/18/20[69]	(15,000)	0.5333	7/29/2020
Short Sale of Put Option (Open)-Puts@$5;9/18/20[70]	(10,000)	0.4500	8/24/2020
Purchase of Common Stock (Put Assigned)[71]	10,000	5.0000	9/18/2020
Purchase of Common Stock (Put Assigned)[72]	15,000	5.0000	9/18/2020
Short Sale of Put Option (Open)-Puts@$5;6/18/21[73]	(6,300)	0.6200	1/19/2021
Short Sale of Put Option (Open)-Puts@$5;3/19/21[74]	(28,900)	0.1500	1/22/2021
Short Sale of Put Option (Open)-Puts@$5;3/19/21[75]	(11,100)	0.1500	1/25/2021

_________________

[67] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 21, 2020.

[68] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 21, 2020.

[69] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020

[70] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

[71] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $5.00 and would have expired on September 18, 2020.

[72] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $5.00 and would have expired on September 18, 2020.

[73] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[74] Represents American-style put options sold short in the over-the-counter market. These put options expired on March 19, 2021.

[75] Represents American-style put options sold short in the over-the-counter market. These put options expired on March 19, 2021.

Short Sale of Put Option (Open)-Puts@$5;6/18/21[76]	(25,000)	0.4500	2/16/2021
Short Sale of Put Option (Open)-Puts@$5;6/18/21[77]	(25,000)	0.6500	2/23/2021
Short Sale of Put Option (Open)-Puts@$5;6/18/21[78]	(25,000)	0.3000	3/18/2021
Purchase of Common Stock (Put Assigned)[79]	81,300	5.0000	6/18/2021
Purchase of Common Stock	20,000	1.8438	11/12/2021
Purchase of Common Stock	50,000	1.0129	12/16/2021
Purchase of Common Stock	25,000	0.9983	12/22/2021
Purchase of Common Stock	25,000	0.9496	12/28/2021

_________________

[76] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[77] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[78] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[79] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $5.00 and would have expired on June 18, 2021.

CCUR HOLDINGS, INC

Nature of the Transaction	Securities Purchased/(Sold)	Price ($)	Date of Purchase / Sale
Short Sale of Put Option (Open) - @$7.50;6/21/19[80]	(25,000)	0.2000	3/7/2018
Purchase of Common Stock	55,000	10.4295	6/22/2018
Purchase of Common Stock	19,100	10.8492	7/19/2018
Purchase of Common Stock	3,000	8.6800	10/30/2018
Purchase of Common Stock	10,539	8.9336	10/31/2018
Purchase of Common Stock	12,361	8.6800	11/27/2018
Purchase of Common Stock	17,000	10.8492	2/7/2019
Purchase of Common Stock	8,000	10.4295	2/8/2019
Short Sale of Put Option (Open) - Puts@$7.50;7/19/19[81]	(15,000)	0.4000	5/29/2019
Short Sale of Call Option (Open) - Calls@$12.50;7/19/19[82]	(15,000)	0.1000	5/29/2019
Purchase of Common Stock (Puts Assigned)[83]	25,000	7.5000	6/21/2019
Short Sale of Call Option (Open) - Calls@$10.00;7/19/19[84]	(5,000)	0.1500	7/3/2019

_________________

[80] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 21, 2019.

[81] Represents American-style put options sold short in the over-the-counter market. These put options expired on July 19, 2019.

[82] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[83] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on June 21, 2019.

[84] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

Short Sale of Call Option (Open) - Calls@$10.00;7/19/19[85]	(6,000)	0.1500	7/3/2019
Short Sale of Call Option (Open) - Calls@$10.00;7/19/19[86]	(25,000)	0.4100	7/5/2019
Short Sale of Call Option (Open) - Calls@$10.00;7/19/19[87]	(5,000)	0.2000	7/5/2019
Purchase of Common Stock[88]	125,000	6.5000	2/13/2020
Short Sale of Put Option (Open) - Puts@$7.50;3/20/20[89]	(15,000)	1.0046	2/20/2020
Purchase of Common Stock (Puts Assigned)[90]	12,100	7.5000	3/18/2020
Purchase of Common Stock (Puts Assigned)[91]	2,900	7.5000	3/20/2020
Short Sale of Put Option (Open) - Puts@$5;8/21/20[92]	(20,000)	0.3000	7/1/2020
Short Sale of Put Option (Open) - Puts@$5;9/18/20[93]	(7,700)	0.5500	7/7/2020

_________________

[85]Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[86] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[87] Represents American-style call options sold short in the over-the-counter market. These call options expired on July 19, 2019.

[88] Represents shares of Common Stock purchased pursuant to the Company’s underwritten public offering.

[89] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on March 20, 2020.

[90] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on March 20, 2020.

[91] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on March 20, 2020.

[92] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on August 21, 2020.

[93] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

Short Sale of Put Option (Open) - Puts@$5;9/18/20[94]	(7,700)	0.5500	7/8/2020
Short Sale of Put Option (Open) - Puts@$5;8/21/20[95]	(5,000)	0.4500	7/14/2020
Purchase of Common Stock (Puts Assigned)[96]	15,400	5.0000	9/18/2020
Short Sale of Put Option (Open) - Puts@$5;6/18/21[97]	(6,200)	0.6200	1/19/2021
Short Sale of Put Option (Open) - Puts@$5;3/19/21[98]	(30,000)	0.1500	1/25/2021
Short Sale of Put Option (Open) - Puts@$5;6/18/21[99]	(25,000)	0.6500	2/23/2021
Purchase of Put Option (Close) - Puts@$5;6/18/21[100]	31,200	0.6000	6/14/2021
Purchase of Common Stock	30,000	1.8790	11/12/2021
Purchase of Common Stock	25,000	1.6428	11/16/2021
Purchase of Common Stock	42,138	0.9988	12/16/2021
Purchase of Common Stock	7,862	1.0000	12/17/2021
Purchase of Common Stock	25,000	1.0000	12/27/2021
Purchase of Common Stock	25,000	0.9182	12/29/2021
Purchase of Common Stock	71,700	0.5835	2/24/2022

_________________

[94] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

[95] Represents American-style put options sold short in the over-the-counter market. These put options expired on August 21, 2020.

[96] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $5.00 and would have expired on September 18, 2020.

[97] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[98] Represents American-style put options sold short in the over-the-counter market. These put options expired on March 19, 2021.

[99] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on June 18, 2021.

[100] Represents American-style put options purchased in the over-the-counter market to cover short sales of American-style put options in the open market on January 19, 2021 and February 23, 2021. These put options expired on June 18, 2021.

DAVID S. OROS

Nature of the Transaction	Securities Purchased/(Sold)	Price ($)	Date of Purchase / Sale
Purchase of Common Stock	26,927	6.4259	2/13/2020
Purchase of Common Stock	15,353	6.3353	2/13/2020
Purchase of Common Stock	7,720	6.3814	2/13/2020
Purchase of Common Stock	5,000	6.3700	6/18/2020
Short Sale of Put Option (Open) - Puts@$7.50;08/21/20[101]	(10,100)	1.2000	6/24/2020
Short Sale of Put Option (Open) - Puts@$7.50;09/18/20[102]	(3,600)	1.3000	6/25/2020
Short Sale of Put Option (Open) - Puts@$7.50;09/04/20[103]	(16,300)	1.3000	6/25/2020
Short Sale of Put Option (Open) - Puts@$5.00;09/18/20[104]	(22,000)	0.8000	6/30/2020
Short Sale of Put Option (Open) - Puts@$7.50;09/18/20[105]	(10,000)	1.5000	6/30/2020
Purchase of Common Stock (Puts Assigned)[106]	10,100	7.5000	8/21/2020
Purchase of Common Stock (Puts Assigned)[107]	3,600	7.5000	8/27/2020
Sale of Common Stock	(1,500)	5.0276	8/27/2020

_________________

[101] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on August 21,2020.

[102] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

[103] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 4, 2020.

[104] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

[105] Represents American-style put options sold short in the over-the-counter market. These put options would have expired on September 18, 2020.

[106] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on August 21, 2020.

[107] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 18, 2020.

Sale of Common Stock	(1,500)	5.0014	8/28/2020
Purchase of Common Stock (Puts Assigned)[108]	16,300	7.5000	9/4/2020
Sale of Common Stock	(1,500)	4.5502	9/9/2020
Sale of Common Stock	(1,500)	4.7500	9/10/2020
Sale of Common Stock	(1,500)	4.7375	9/14/2020
Sale of Common Stock	(1,500)	4.8707	9/15/2020
Sale of Common Stock	(1,500)	4.9051	9/16/2020
Purchase of Common Stock (Puts Assigned)[109]	22,000	5.0000	9/18/2020
Purchase of Common Stock (Puts Assigned)[110]	10,000	7.5000	9/18/2020
Sale of Common Stock	(1,500)	4.9400	9/18/2020
Sale of Common Stock	(1,500)	4.4913	9/30/2020
Sale of Common Stock	(1,500)	4.6510	10/6/2020
Sale of Common Stock	(1,500)	4.6099	10/7/2020
Sale of Common Stock	(1,500)	5.2000	10/14/2020
Sale of Common Stock	(1,500)	5.2635	10/14/2020
Sale of Common Stock	(1,500)	6.0500	10/16/2020
Sale of Common Stock	(1,500)	6.4817	10/16/2020
Sale of Common Stock	(1,500)	5.1000	10/22/2020
Sale of Common Stock	(1,500)	5.6980	10/27/2020

_________________

[108] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 4, 2020.

[109] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $5.00 and would have expired on September 18, 2020.

[110] Represents shares of Common Stock underlying American-style put options that were assigned. These put options had a strike price of $7.50 and would have expired on September 18, 2020.

Sale of Common Stock	(1,500)	5.6913	11/3/2020
Sale of Common Stock	(1,500)	5.5567	11/5/2020
Sale of Common Stock	(1,500)	5.5802	11/9/2020
Sale of Common Stock	(1,500)	5.8000	11/11/2020
Sale of Common Stock	(1,500)	5.9296	11/12/2020
Sale of Common Stock	(1,500)	5.9901	11/16/2020
Sale of Common Stock	(1,500)	5.8247	11/18/2020
Sale of Common Stock	(1,500)	5.8116	11/24/2020
Sale of Common Stock	(1,500)	5.9310	11/30/2020
Sale of Common Stock	(1,500)	6.1154	12/1/2020
Sale of Common Stock	(3)	7.1000	12/14/2020
Sale of Common Stock	(2,000)	6.4610	12/14/2020
Sale of Common Stock	(2,497)	7.0928	12/14/2020
Sale of Common Stock	(2,500)	6.8979	12/14/2020
Sale of Common Stock	(2,500)	6.9878	12/14/2020
Sale of Common Stock	(3,000)	6.6961	12/14/2020
Sale of Common Stock	(3,000)	6.8023	12/14/2020
Sale of Common Stock	(200)	6.9900	12/15/2020
Sale of Common Stock	(2,800)	6.9564	12/15/2020
Sale of Common Stock	(3,000)	7.0139	12/15/2020
Sale of Common Stock	(2,000)	6.9050	12/16/2020
Sale of Common Stock	(2,000)	6.1982	12/30/2020
Sale of Common Stock	(1,500)	6.0984	1/6/2021
Sale of Common Stock	(1,500)	6.1516	1/6/2021

Sale of Common Stock	(2,000)	6.2249	1/6/2021
Sale of Common Stock	(2,000)	6.3332	1/6/2021
Sale of Common Stock	(100)	6.2700	1/11/2021
Sale of Common Stock	(1,500)	6.1773	1/11/2021
Sale of Common Stock	(1,500)	6.1870	1/11/2021
Sale of Common Stock	(1,900)	6.2679	1/11/2021
Sale of Common Stock	(1,500)	6.3801	1/12/2021
Sale of Common Stock	(2,000)	6.6194	1/14/2021
Sale of Common Stock	(2,000)	6.4188	1/14/2021
Sale of Common Stock	(2,000)	6.5347	1/14/2021
Sale of Common Stock	(2,000)	6.6576	1/14/2021
Sale of Common Stock	(300)	6.6620	1/19/2021
Sale of Common Stock	(300)	6.5801	1/19/2021
Sale of Common Stock	(300)	6.6501	1/19/2021
Sale of Common Stock	(600)	6.6010	1/19/2021
Sale of Common Stock	(1,500)	6.6167	1/19/2021
Sale of Common Stock	(1,500)	6.6720	1/19/2021
Sale of Common Stock	(1,500)	6.7500	1/20/2021
Sale of Common Stock	(1,500)	6.7727	1/20/2021
Sale of Common Stock	(2,000)	6.6775	1/20/2021
Sale of Common Stock	(1,500)	6.5313	1/21/2021
Sale of Common Stock	(1,500)	6.5747	1/21/2021
Sale of Common Stock	(2,000)	6.6884	1/21/2021
Sale of Common Stock	(4,000)	5.8448	1/27/2021

Sale of Common Stock	(2,000)	5.7508	2/1/2021
Sale of Common Stock	(2,000)	5.9067	2/1/2021
Sale of Common Stock	(2,000)	5.9000	2/2/2021
Sale of Common Stock	(2,000)	5.7953	2/3/2021
Sale of Common Stock	(2,000)	5.9400	2/8/2021
Sale of Common Stock	(2,000)	5.9600	2/8/2021
Sale of Common Stock	(2,000)	6.1509	2/9/2021
Sale of Common Stock	(3,000)	6.1225	2/9/2021
Sale of Common Stock	(3,000)	6.5600	2/9/2021
Sale of Common Stock	(3,000)	7.0800	2/10/2021
Sale of Common Stock	(100)	7.1500	2/17/2021
Sale of Common Stock	(2,900)	7.1485	2/17/2021
Sale of Common Stock	(2,000)	6.3093	3/3/2021
Sale of Common Stock	(1,500)	6.0626	3/16/2021
Sale of Common Stock	(1,500)	6.0644	3/16/2021
Sale of Common Stock	(2,000)	5.2700	3/25/2021
Sale of Common Stock	(3,000)	5.1210	3/25/2021
Sale of Common Stock	(197)	5.2010	4/1/2021
Sale of Common Stock	(1,803)	5.2060	4/1/2021
Sale of Common Stock	(2,000)	5.2100	4/1/2021
Sale of Common Stock	(3,000)	5.1448	4/5/2021
Sale of Common Stock	(3,000)	5.1969	4/5/2021
Sale of Common Stock	(3,000)	5.1023	4/7/2021
Sale of Common Stock	(3,500)	5.1601	4/14/2021

Sale of Common Stock	(200)	4.8510	4/15/2021
Sale of Common Stock	(3,800)	4.8521	4/15/2021
Sale of Common Stock	(1,000)	4.9400	4/21/2021
Sale of Common Stock	(2,000)	5.0766	4/28/2021
Sale of Common Stock	(2,000)	5.4100	4/29/2021
Short Sale of Call Option (Open) - Calls@$5.00;09/17/21[111]	(8,500)	0.9500	5/19/2021
Sale of Common Stock	(2,000)	4.4404	6/9/2021
Sale of Common Stock	(2,000)	4.6500	6/10/2021
Sale of Common Stock	(2,000)	4.5236	6/14/2021
Sale of Common Stock	(3,000)	4.4210	7/12/2021
Sale of Common Stock	(3,000)	4.4703	7/20/2021
Sale of Common Stock	(2,000)	4.5118	7/21/2021
Sale of Common Stock	(3,000)	4.3297	7/28/2021
Sale of Common Stock	(3,000)	4.1550	8/5/2021
Sale of Common Stock	(2,765)	4.3300	8/6/2021
Sale of Common Stock	(200)	4.3010	8/6/2021
Sale of Common Stock	(35)	4.3100	8/6/2021
Sale of Common Stock	(1)	4.1200	8/23/2021
Sale of Common Stock	(499)	4.1035	8/23/2021
Sale of Common Stock	(1,500)	4.1200	8/23/2021
Sale of Common Stock	(2,000)	4.1151	8/24/2021
Sale of Common Stock	(1,000)	4.3802	8/26/2021

_________________

[111] Represents American-style call options sold short in the over-the-counter market. These call options would have expired on September 17, 2021.

Sale of Common Stock	(1,000)	4.3835	8/26/2021
Sale of Common Stock	(3,000)	4.6042	8/27/2021
Sale of Common Stock	(2,000)	4.6846	8/31/2021
Sale of Common Stock	(2,800)	4.6700	8/31/2021
Sale of Common Stock	(1,396)	4.6003	8/31/2021
Sale of Common Stock	(6)	4.6150	8/31/2021
Sale of Common Stock	(100)	4.6150	8/31/2021
Sale of Common Stock	(1,000)	4.3150	9/9/2021
Sale of Common Stock	(3,000)	4.6700	9/10/2021
Sale of Common Stock	(100)	4.9000	9/15/2021
Sale of Common Stock	(1,800)	4.9050	9/15/2021
Sale of Common Stock	(100)	4.9000	9/15/2021
Sale of Common Stock	(100)	4.9000	9/15/2021
Sale of Common Stock	(3,000)	4.7834	9/14/2021
Sale of Common Stock (Calls Assigned)	(8,500)	5.0000	9/17/2021
Sale of Common Stock	(1,500)	4.8045	9/23/2021
Sale of Common Stock	(1,469)	4.9524	9/27/2021
Sale of Common Stock	(31)	4.9400	9/27/2021
Sale of Common Stock	(100)	4.9400	9/27/2021
Sale of Common Stock	(100)	4.9400	9/27/2021
Sale of Common Stock	(200)	4.9440	9/27/2021
Sale of Common Stock	(100)	4.9500	9/27/2021
Sale of Common Stock	(2,000)	4.1610	10/14/2021
Sale of Common Stock	(2,000)	3.6100	10/22/2021

Sale of Common Stock	(2,000)	3.5590	10/22/2021
Sale of Common Stock	(15)	3.3602	10/28/2021
Sale of Common Stock	(885)	3.3600	10/28/2021
Sale of Common Stock	(200)	3.3640	10/28/2021
Sale of Common Stock	(1,100)	3.3700	10/28/2021
Sale of Common Stock	(300)	3.3700	10/28/2021
Sale of Common Stock	(2,000)	3.3502	10/28/2021
Purchase of Common Stock	10,256	1.8100	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	2,000	1.8100	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	500	1.8000	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	1,200	1.8000	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	200	1.8000	11/12/2021
Purchase of Common Stock	10	1.8000	11/12/2021
Purchase of Common Stock	600	1.8000	11/12/2021
Purchase of Common Stock	230	1.7990	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	100	1.8000	11/12/2021

Purchase of Common Stock	100	1.8000	11/12/2021
Purchase of Common Stock	100	1.7990	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	100	1.7850	11/12/2021
Purchase of Common Stock	100	1.7850	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	92	1.7900	11/12/2021
Purchase of Common Stock	1,000	1.7900	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	200	1.7900	11/12/2021
Purchase of Common Stock	8	1.7890	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	100	1.7900	11/12/2021
Purchase of Common Stock	100	1.7890	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	900	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	100	1.7750	11/12/2021
Purchase of Common Stock	142	1.7800	11/12/2021
Purchase of Common Stock	16	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	500	1.7800	11/12/2021

Purchase of Common Stock	23	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	200	1.7800	11/12/2021
Purchase of Common Stock	23	1.7800	11/12/2021
Purchase of Common Stock	1,000	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	900	1.7750	11/12/2021
Purchase of Common Stock	100	1.7800	11/12/2021
Purchase of Common Stock	200	1.7790	11/12/2021
Purchase of Common Stock	200	1.7750	11/12/2021
Purchase of Common Stock	100	1.7750	11/12/2021
Purchase of Common Stock	100	1.7750	11/12/2021
Purchase of Common Stock	500	1.7750	11/12/2021
Purchase of Common Stock	100	1.7750	11/12/2021
Purchase of Common Stock	600	1.7700	11/12/2021
Purchase of Common Stock	100	1.7750	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	1,700	1.7800	11/12/2021
Purchase of Common Stock	7	1.7700	11/12/2021
Purchase of Common Stock	93	1.7700	11/12/2021
Purchase of Common Stock	800	1.7700	11/12/2021

Purchase of Common Stock	200	1.7700	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	900	1.7700	11/12/2021
Purchase of Common Stock	193	1.7700	11/12/2021
Purchase of Common Stock	7	1.7650	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	200	1.7700	11/12/2021
Purchase of Common Stock	800	1.7700	11/12/2021
Purchase of Common Stock	200	1.7700	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	77	1.7700	11/12/2021
Purchase of Common Stock	700	1.7700	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	100	1.7650	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	23	1.7700	11/12/2021
Purchase of Common Stock	600	1.7700	11/12/2021
Purchase of Common Stock	351	1.7700	11/12/2021
Purchase of Common Stock	751	1.7700	11/12/2021
Purchase of Common Stock	26	1.7700	11/12/2021
Purchase of Common Stock	249	1.7700	11/12/2021
Purchase of Common Stock	23	1.7700	11/12/2021

Purchase of Common Stock	100	1.7700	11/12/2021
Purchase of Common Stock	500	1.7650	11/12/2021
Purchase of Common Stock	100	1.7650	11/12/2021
Purchase of Common Stock	100	1.7650	11/12/2021
Purchase of Common Stock	100	1.7650	11/12/2021
Purchase of Common Stock	65	1.7700	11/12/2021
Purchase of Common Stock	135	1.7700	11/12/2021
Purchase of Common Stock	77	1.7700	11/12/2021
Purchase of Common Stock	23	1.7650	11/12/2021
Purchase of Common Stock	10,000	1.7700	11/12/2021
Purchase of Common Stock	11,800	1.0300	12/14/2021
Purchase of Common Stock	600	1.0200	12/14/2021
Purchase of Common Stock	200	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	600	1.0200	12/14/2021
Purchase of Common Stock	5,900	1.0300	12/14/2021
Purchase of Common Stock	800	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	404	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021

Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	1,000	1.0200	12/14/2021
Purchase of Common Stock	100	1.0200	12/14/2021
Purchase of Common Stock	396	1.0200	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021

Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021

Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	500	1.0100	12/14/2021
Purchase of Common Stock	300	1.0100	12/14/2021

Purchase of Common Stock	4,164	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	2,300	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	379	1.0100	12/14/2021
Purchase of Common Stock	1,000	1.0100	12/14/2021
Purchase of Common Stock	3	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	300	1.0100	12/14/2021
Purchase of Common Stock	37	1.0100	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	117	1.0100	12/14/2021
Purchase of Common Stock	100	1.0050	12/14/2021
Purchase of Common Stock	100	1.0100	12/14/2021
Purchase of Common Stock	100	1.0050	12/14/2021
Purchase of Common Stock	100	1.0050	12/14/2021
Purchase of Common Stock	100	1.0050	12/14/2021
Purchase of Common Stock	100	1.0050	12/14/2021

Purchase of Common Stock	100	1.0050	12/14/2021
Purchase of Common Stock	10,000	1.0100	12/14/2021
Purchase of Common Stock	10,000	1.0200	12/16/2021
Purchase of Common Stock	10,000	1.0200	12/16/2021
Purchase of Common Stock	10,000	1.0200	12/16/2021
Purchase of Common Stock	10,000	1.0200	12/16/2021
Purchase of Common Stock	10,000	1.0200	12/16/2021

SCHEDULE II

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this preliminary proxy statement, the Company has not yet filed its proxy statement for the Annual Meeting with the SEC. Once the Company files its proxy statement, we intend to revise this preliminary proxy statement with the SEC to include information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of Common Stock by the Company’s directors and officers, which we anticipate will be disclosed in the Company’s proxy statement.

IMPORTANT

Your vote is important. No matter how few shares of Common Stock you own, please give JDS1 your proxy FOR the election of the Nominees and in accordance with JDS1’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

•	SIGNING the enclosed GOLD proxy card;
•	DATING the enclosed GOLD proxy card; and
•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States). If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee, or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Kingsdale, our proxy solicitation firm, using the contact information provided below.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JDS1’s proxy materials,

please contact Kingsdale Advisors, our proxy solicitation firm, at the phone numbers listed below.

745 Fifth Avenue, 5th Floor

New York, NY 10151

North American Toll-Free Phone:

1-888-302-5677

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 1-416-867-2272

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 28, 2022

CATALYST BIOSCIENCES, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF JDS1, LLC AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF CATALYST BIOSCIENCES, INC.
IS NOT SOLICITING THIS PROXY

PROXY

The undersigned appoints Julian D. Singer, [●], and [●], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Catalyst Biosciences, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held at [●] on June 8, 2022 at [●], at _:__ _.m., local time] (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to JDS1, LLC (“JDS1”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 4, “[FOR / AGAINST]” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with JDS1’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

JDS1 STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR PROPOSAL 4. JDS1 [MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.]

1.	JDS1’s proposal to elect Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn as Class I directors of the Company to serve for the ensuing three years expiring at the 2025 annual meeting of stockholders or until such person’s successor is duly elected and qualified or until such person’s earlier death, resignation, disqualification, or removal.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees:

Shelly C. Lombard Matthew Stecker Igor Volshteyn	☐	☐	________________ ________________

JDS1 does not expect that any of its nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, JDS1 has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

2.	Company’s proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company’s proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	JDS1’s non-binding proposal to request that the Board take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually, with such declassification of the Board done in the most expeditious manner available under the Delaware General Corporation Law.

☐ FOR	☐ AGAINST	☐ ABSTAIN

GOLD PROXY CARD

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.